                                                                     EXHIBIT 2.1



                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION


--------------------------------------
                                       :
In re:                                 :        CHAPTER 11
                                       :
PIONEER COMPANIES, INC.,               :
PIONEER CORPORATION OF AMERICA,        :
IMPERIAL WEST CHEMICAL CO.,            :
KEMWATER NORTH AMERICA CO.,            :
PCI CHEMICALS CANADA INC./PCI          :        Case No. 01-38259-H3-11
CHIMIE CANADA INC.,                    :
PIONEER AMERICAS, INC.,                :
PIONEER (EAST), INC.,                  :
PIONEER WATER TECHNOLOGIES, INC.,      :
PIONEER LICENSING, INC., and           :
KWT, INC.,                             :        JOINTLY ADMINISTERED
                                       :
                  Debtors.             :
                                       :
--------------------------------------


                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



                                             WEIL, GOTSHAL & MANGES LLP
                                             Attorneys for the Debtors
                                             700 Louisiana, Suite 1600
                                             Houston, Texas 77002 (713)
                                             546-5000

                                                      and

                                             100 Crescent Court, Suite 1300
                                             Dallas, Texas 75201
                                             (214) 746-7700


Dated:     Houston, Texas
           September 21, 2001



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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS AND CONSTRUCTION OF TERMS.................................................................1

         1.1      Ad Hoc Committee...............................................................................1

         1.2      Administrative Expense Claim...................................................................1

         1.3      Allowed........................................................................................2

         1.4      Amended PCI Bylaws.............................................................................2

         1.5      Amended PCI Certificate of Incorporation.......................................................2

         1.6      Avoidance Claims...............................................................................2

         1.7      Ballot.........................................................................................2

         1.8      Balloting Agent................................................................................2

         1.9      Balloting Deadline.............................................................................2

         1.10     Bankruptcy Code................................................................................3

         1.11     Bankruptcy Court...............................................................................3

         1.12     Bankruptcy Rules...............................................................................3

         1.13     BNY............................................................................................3

         1.14     Business Day...................................................................................3

         1.15     Canadian Court.................................................................................3

         1.16     Canadian Deficiency Claims.....................................................................3

         1.17     Canadian Plan..................................................................................3

         1.18     Canadian Proceedings...........................................................................3

         1.19     Canadian Secured Term and Note Claims..........................................................3

         1.20     Cash...........................................................................................3

         1.21     Causes of Action...............................................................................3

         1.22     CCAA...........................................................................................4

         1.23     CCAA Order.....................................................................................4

         1.24     Chapter 11 Cases...............................................................................4

         1.25     Claim..........................................................................................4

         1.26     Class..........................................................................................4

         1.27     Class 8 and Class 9 Distribution...............................................................4

         1.28     Class 9 Distribution...........................................................................4

         1.29     Clerk..........................................................................................4
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                                   (CONTINUED)

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

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         1.30     Collateral.....................................................................................4

         1.31     Commencement Date..............................................................................4

         1.32     Confirmation Date..............................................................................4

         1.33     Confirmation Hearing...........................................................................4

         1.34     Confirmation Order.............................................................................4

         1.35     Congress.......................................................................................4

         1.36     Congress Secured Claim.........................................................................5

         1.37     Convenience Claim..............................................................................5

         1.38     Creditors' Committee...........................................................................5

         1.39     Debtors........................................................................................5

         1.40     Debtors in Possession..........................................................................5

         1.41     DIP Facility...................................................................................5

         1.42     Disbursing Agents..............................................................................5

         1.43     Disclosure Statement...........................................................................5

         1.44     Disputed.......................................................................................5

         1.45     Disputed Claim Amount..........................................................................5

         1.46     Docket.........................................................................................6

         1.47     Effective Date.................................................................................6

         1.48     Environmental Claim............................................................................6

         1.49     Equity Interest................................................................................6

         1.50     ERISA..........................................................................................6

         1.51     Estates........................................................................................6

         1.52     Existing Credit Facility.......................................................................6

         1.53     Exit Facility..................................................................................6

         1.54     Exit Facility Lenders..........................................................................6

         1.55     File, Filed, or Filing.........................................................................6

         1.56     Final Order....................................................................................7

         1.57     General Unsecured Claim........................................................................7

         1.58     Guarantees.....................................................................................7

         1.59     Imperial.......................................................................................7
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                                       ii
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         1.60     Indenture Trustees.............................................................................7

         1.61     Indenture Trustees' Expenses...................................................................7

         1.62     Initial Distribution Date......................................................................7

         1.63     Insured Claim..................................................................................7

         1.64     Intercompany Claim.............................................................................7

         1.65     KNA............................................................................................8

         1.66     KWT............................................................................................8

         1.67     LIBOR Rate.....................................................................................8

         1.68     Lien...........................................................................................8

         1.69     MEIP...........................................................................................8

         1.70     New Board of Directors.........................................................................8

         1.71     New Common Stock...............................................................................8

         1.72     New Indenture Trustees.........................................................................8

         1.73     New Notes......................................................................................8

         1.74     New Other Secured Notes........................................................................8

         1.75     New Tranche A Term Notes.......................................................................8

         1.76     New Tranche A Term Loan Agreement..............................................................8

         1.77     New Tranche A Term Notes Agent.................................................................8

         1.78     New Tranche B Notes............................................................................9

         1.79     New Tranche B Notes Indenture..................................................................9

         1.80     New Tranche B Notes Indenture Trustee..........................................................9

         1.81     Order..........................................................................................9

         1.82     Other Priority Claim...........................................................................9

         1.83     Other Secured Claim............................................................................9

         1.84     PAI............................................................................................9

         1.85     PCA............................................................................................9

         1.86     PCA Canadian Term Loan Agreement...............................................................9

         1.87     PCA Canadian Term Loan Agreement Administrative Agent..........................................9

         1.88     PCA U.S. Secured Term and Note Claims..........................................................9

         1.89     PCA Senior Notes...............................................................................9
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         1.90     PCA Senior Notes Indenture.....................................................................9

         1.91     PCA Senior Notes Indenture Trustee............................................................10

         1.92     PCA Term Loan Agreement.......................................................................10

         1.93     PCA U.S. Term Loan Agreement Administrative Agent.............................................10

         1.94     PCI...........................................................................................10

         1.95     PCI Equity Interest...........................................................................10

         1.96     PCICC.........................................................................................10

         1.97     PCICC Senior Notes............................................................................10

         1.98     PCICC Senior Notes Indenture..................................................................10

         1.99     PCICC Senior Notes Indenture Trustee..........................................................10

         1.100    Pioneer.......................................................................................10

         1.101    Pioneer 2000 Group............................................................................10

         1.102    Pioneer 2000 Group Claims.....................................................................10

         1.103    Pioneer East..................................................................................10

         1.104    Pioneer Licensing.............................................................................10

         1.105    Plan..........................................................................................10

         1.106    Plan Documents................................................................................11

         1.107    Plan Supplement...............................................................................11

         1.108    Priority Tax Claim............................................................................11

         1.109    Pro Rata Share................................................................................11

         1.110    Professionals.................................................................................11

         1.111    Protocol......................................................................................11

         1.112    PWT...........................................................................................11

         1.113    Quarter.......................................................................................11

         1.114    Record Date...................................................................................11

         1.115    Registration Rights Agreement.................................................................11

         1.116    Reorganized Debtors...........................................................................11

         1.117    Reorganized PAI...............................................................................12

         1.118    Reorganized PCI...............................................................................12

         1.119    Reorganized PCICC.............................................................................12
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                                       iv
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         1.120    Reorganized Pioneer...........................................................................12

         1.121    Reorganized Subsidiaries......................................................................12

         1.122    Reserve.......................................................................................12

         1.123    Retirement Plans..............................................................................12

         1.124    Schedules.....................................................................................12

         1.125    Secured Claim.................................................................................12

         1.126    Secured Tax Claim.............................................................................12

         1.127    Subordinated Claim............................................................................12

         1.128    Subsequent Distribution Date..................................................................12

         1.129    Subsidiary....................................................................................13

         1.130    Subsidiary Equity Interest....................................................................13

         1.131    Surplus Distributions.........................................................................13

         1.132    Tort Claim....................................................................................13

         1.133    Unsecured Claim...............................................................................13

         1.134    U.S. Deficiency Claims........................................................................13

         1.135    US Trust......................................................................................13

         1.136    Interpretation; Application of Definitions and Rules of Construction..........................13

ARTICLE II. TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS..................................13

         2.1      Administrative Expense Claims.................................................................13

         2.2      Professional Compensation and Reimbursement Claims............................................14

         2.3      Priority Tax Claims...........................................................................14

ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS......................................................14

ARTICLE IV. TREATMENT OF CLAIMS AND EQUITY INTERESTS............................................................15

         4.1      CLASS 1 - OTHER PRIORITY CLAIMS...............................................................15

         4.2      CLASS 2 - CONGRESS SECURED CLAIMS.............................................................15

         4.3      CLASS 3 - PCA U.S. SECURED TERM AND NOTE CLAIMS...............................................16

         4.4      CLASS 4 - CANADIAN SECURED TERM AND NOTE CLAIMS...............................................16

         4.5      CLASS 5 - SECURED TAX CLAIMS..................................................................16

         4.6      CLASS 6 - OTHER SECURED CLAIMS................................................................17

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         4.7      CLASS 7 - CONVENIENCE CLAIMS..................................................................18

         4.8      CLASS 8 - GENERAL UNSECURED CLAIMS............................................................18

         4.9      CLASS 9 - CANADIAN DEFICIENCY CLAIMS AND U.S. DEFICIENCY CLAIMS...............................18

         4.10     CLASS 10 - SUBORDINATED CLAIMS................................................................18

         4.11     CLASS 11 - PCI EQUITY INTERESTS...............................................................19

         4.12     Modification of Treatment of Claims...........................................................19

ARTICLE V. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT
         AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS............................19

         5.1      Voting of Claims..............................................................................19

         5.2      Nonconsensual Confirmation....................................................................19

         5.3      Method of Distributions Under the Plan........................................................19

         5.4      Objections to and Resolution of Administrative Expense Claims, Claims and Equity
                  Interests.....................................................................................23

         5.5      Distributions Relating to Allowed Insured Claims..............................................23

ARTICLE VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................23

         6.1      Assumption or Rejection of Executory Contracts and Unexpired Leases...........................23

         6.2      Indemnification Obligations...................................................................25

         6.3      Modified Compensation and Benefit Programs....................................................25

         6.4      Retiree Benefits..............................................................................26

ARTICLE VII. CONSOLIDATION OF PCI AND THE SUBSIDIARIES..........................................................26

         7.1      Restructuring Transactions....................................................................26

         7.2      Order of Transactions.........................................................................29

         7.3      Approval and Acknowledgment...................................................................29

         7.4      Substantive Consolidation.....................................................................30

         7.5      Issuance and Transfers of Common Stock of the Subsidiaries....................................30

         7.6      Merger of Corporate Entities..................................................................30

ARTICLE VIII. PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS...............30

         8.1      General.......................................................................................30
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         8.2      Meetings of Reorganized PCI Stockholders......................................................31

         8.3      Directors and Officers of Reorganized Debtors.................................................31

         8.4      Amended Bylaws and Amended Certificates of Incorporation......................................31

         8.5      Issuance of New Securities....................................................................32

         8.6      Management Equity Incentive Plan..............................................................32

ARTICLE IX. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN...................................................32

         9.1      Means for Implementation of the Plan..........................................................32

         9.2      Term of Bankruptcy Injunction or Stays........................................................37

         9.3      Revesting of Assets...........................................................................37

         9.4      Causes of Action..............................................................................37

         9.5      Discharge of Debtors..........................................................................38

         9.6      Injunction....................................................................................38

ARTICLE X. EFFECTIVENESS OF THE PLAN............................................................................38

         10.1     Conditions Precedent to Effectiveness.........................................................38

         10.2     Effect of Failure of Conditions...............................................................39

         10.3     Waiver of Conditions to Confirmation and Effective Date.......................................39

         10.4     Effects of Plan Confirmation..................................................................40

ARTICLE XI. RETENTION OF JURISDICTION...........................................................................41

ARTICLE XII. MISCELLANEOUS PROVISIONS...........................................................................42

         12.1     Effectuating Documents and Further Transactions...............................................42

         12.2     Exemption from Transfer Taxes.................................................................43

         12.3     Termination of Committee......................................................................43

         12.4     Post-Confirmation Date Fees and Expenses......................................................43

         12.5     Payment of Statutory Fees.....................................................................43

         12.6     Amendment or Modification of the Plan.........................................................43

         12.7     Severability..................................................................................43

         12.8     Revocation or Withdrawal of the Plan..........................................................44

         12.9     Binding Effect................................................................................44

         12.10    Notices.......................................................................................44

         12.11    Governing Law.................................................................................45
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         12.12    Withholding and Reporting Requirements........................................................45

         12.13    Plan Supplement...............................................................................45

         12.14    Voting for Purposes of the Canadian Plan......................................................45

         12.15    Allocation of Plan Distributions Between Principal and Interest...............................45

         12.16    Headings......................................................................................46

         12.17    Exhibits/Schedules............................................................................46

         12.18    Filing of Additional Documents................................................................46

         12.19    No Admissions.................................................................................46

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION


------------------------------------
                                     :
In re:                               :        CHAPTER 11
                                     :
PIONEER COMPANIES, INC.,             :
PIONEER CORPORATION OF AMERICA,      :
IMPERIAL WEST CHEMICAL CO.,          :
KEMWATER NORTH AMERICA CO.,          :
PCI CHEMICALS CANADA INC./PCI        :        Case No. 01-38259-H3-11
CHIMIE CANADA INC.,                  :
PIONEER AMERICAS, INC.,              :
PIONEER (EAST), INC.,                :
PIONEER WATER TECHNOLOGIES, INC.,    :
PIONEER LICENSING, INC., and         :
KWT, INC.,                           :
                                     :
                  Debtors.           :        JOINTLY ADMINISTERED
                                     :
------------------------------------



                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         Pioneer Companies, Inc. and its affiliate Debtors propose the following amended joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

         1.1 Ad Hoc Committee means the unofficial committee of certain holders of PCA U.S. Secured Term and Note Claims and Canadian Secured Term and Note Claims, and as described in the Disclosure Statement.

         1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any Claims arising under the DIP Facility, any actual and necessary costs and expenses of preserving the Estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the

Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

         1.3 Allowed means, with reference to any Claim, (a) any Claim against the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim allowed hereunder, (c) any Claim which is not Disputed, or (d) any Claim which, if Disputed, (i) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtors and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim," or "Allowed Claim," shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

         1.4 Amended PCI Bylaws means the amended and restated Bylaws of Reorganized PCI, which shall be in substantially the form contained in the Plan Supplement.

         1.5 Amended PCI Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized PCI, which shall be in substantially the form contained in the Plan Supplement.

         1.6 Avoidance Claims means all fraudulent transfer Causes of Action under sections 544, 548 and 550 of the Bankruptcy Code or otherwise applicable state law.

         1.7 Ballot means the form to be distributed with the Disclosure Statement to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of the Plan.

         1.8 Balloting Agent means the entity retained by the Debtors as balloting agent under the Plan.

         1.9 Balloting Deadline means the date and time, as set by an Order and set forth in the Disclosure Statement, by which all Ballots must be received by the Balloting Agent at the address set forth on the applicable ballot used for voting on the Plan, as such date may be extended by an Order.

         1.10 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, having jurisdiction over the Chapter 11 Cases, or if such Court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for such district.

         1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.13 BNY means BNY Asset Solutions LLC.

         1.14 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.15 Canadian Court means the Quebec Superior Court (Bankruptcy Division), in Montreal, Canada.

         1.16 Canadian Deficiency Claims means Claims equal to the difference between (i) the aggregate amount of all Claims relating to or arising under the PCA Canadian Term Loan Agreement and/or the PCICC Senior Notes, and (ii) the value of the Collateral securing such Claims.

         1.17 Canadian Plan means the plan of arrangement and compromise filed under the CCAA proposed by PCICC, as Applicant, and Richter & Associes Inc., as Monitor, and attached hereto as "Exhibit A," as the same may be modified or amended from time to time with the consent of PCICC and the Creditors' Committee.

         1.18 Canadian Proceedings means the proceedings commenced by PCICC before the Canadian Court under the CCAA.

         1.19 Canadian Secured Term and Note Claims means the Secured Claims relating to the PCA Canadian Term Loan Agreement and the PCICC Senior Notes.

         1.20 Cash means legal tender of the United States of America and equivalents thereof.

         1.21 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

         1.22 CCAA means the Companies' Creditors Arrangement Act of Canada.

         1.23 CCAA Order means one or more orders of the Canadian Court sanctioning and giving effect to the Canadian Plan pursuant to Section 6 of the CCAA.

         1.24 Chapter 11 Cases means each and all of the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Pioneer Companies, Inc. et al., Chapter 11 Case No. 01-38259-H3-11, Jointly Administered, currently pending in the Bankruptcy Court.

         1.25 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

         1.26 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

         1.27 Class 8 and Class 9 Distribution means 300,000 shares of the New Common Stock.

         1.28 Class 9 Distribution means the aggregate Pro Rata Shares of all holders of Allowed Canadian Deficiency Claims and/or Allowed U.S. Deficiency Claims of the Class 8 and Class 9 Distribution.

         1.29 Clerk means the clerk of the Bankruptcy Court.

         1.30 Collateral means any property or interest in property of the Estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code, applicable state law, or applicable Canadian or provincial law.

         1.31 Commencement Date means July 31, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

         1.32 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Docket.

         1.33 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.34 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.35 Congress means Congress Financial Corporation (Southwest) as U.S. Lender, Congress Financial Corporation (Canada) as Canadian Lender, and Congress Financial Corporation (Southwest) as Agent under the Existing Credit Facility.

         1.36 Congress Secured Claim means a Secured Claim of Congress and the other lenders party to the Existing Credit Facility.

         1.37 Convenience Claim means any Unsecured Claim in the amount of $500.00 or less and any Unsecured Claim that is reduced to $500.00 by the election of the holder thereof on such holder's Ballot.

         1.38 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

         1.39 Debtors means, collectively, PCI, PAI, PCICC, Imperial, PCA, Pioneer East, Pioneer Licensing, KNA, KWT, and PWT.

         1.40 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.41 DIP Facility means that certain commitment for a revolving credit facility in the aggregate principal amount of up to $50 million provided by the agent and the lenders party thereto, and evidenced by that certain Debtor-in-Possession Credit Agreement dated as of July 31, 2001, as amended, supplemented, or modified from time to time.

         1.42 Disbursing Agents shall have the meaning set forth in Section 5.3(m) of the Plan.

         1.43 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.44 Disputed means, with reference to any Claim or Equity Interest, any Claim or Equity Interest proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case or in the case of an Administrative Expense Claim, any Administrative Expense Claim, Claim or Equity Interest which is disputed under the Plan or as to which the Debtors or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim or Equity Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

         1.45 Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section 5(i)(i) of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

         1.46 Docket means the docket in the Chapter 11 Cases maintained by the Clerk.

         1.47 Effective Date means the first Business Day on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

         1.48 Environmental Claim means any Claim, including, but not limited to, actions, suits, judgments, or orders under any federal, state, or local environmental law or regulation for any damages (including contribution claims and natural resource damages), injunctive relief, losses, fines, penalties, fees, expenses (including financial assurance obligations and reasonable fees and expenses of attorneys and consultants) or costs relating to (a) the release or threatened release of hazardous materials or substances to the environment,
(b) any actual or alleged violation or non-compliance with any applicable federal, state, or local environmental statute, regulation, or order, or (c) other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

         1.49 Equity Interest means any share of preferred stock, common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest, other than any such instrument or right held by PCI or any Subsidiary.

         1.50 ERISA means Title IV of the Employee Retirement Income Security Act, as amended, 29 U.S.C. Section 1301 et. seq. (1994 & Supp. V 1999).

         1.51 Estates means the estates created upon the commencement of the Chapter 11 Cases by section 541 of the Bankruptcy Code.

         1.52 Existing Credit Facility means the $50 million secured revolving credit and term loan facility provided pursuant to the Amended and Restated Loan and Security Agreement by and among Congress, the other lender thereto, and Pioneer Chlor Alkali Company, Inc., All-Pure Chemical Co., KNA, PCICC, PCI Carolina, Inc., and T.C. Products, Inc., as Borrowers, and PAI, Imperial, Black Mountain Power Company, T.C. Holdings, Inc., Pioneer Licensing and Pioneer East, as Guarantors, dated as of September 24, 1999.

         1.53 Exit Facility means the credit facility to be entered into, as of the Effective Date, among the Reorganized Debtors and the Exit Facility Lenders, and all ancillary agreements and instruments thereto, in the form Filed on or prior to the Effective Date.

         1.54 Exit Facility Lenders means those certain lenders (together with their successors or assigns), as parties to the Exit Facility, by original execution or assignment thereof.

         1.55 File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Cases.

         1.56 Final Order means an Order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.57 General Unsecured Claim means any Unsecured Claim other than a Convenience Claim, a Subordinated Claim, a Canadian Deficiency Claim, a U.S. Deficiency Claim, or an Intercompany Claim. General Unsecured Claim shall also include any Pioneer 2000 Group Claim.

         1.58 Guarantees has the meaning assigned to such term in Section 9.1(m) of the Plan.

         1.59 Imperial means Imperial West Chemical Co., a Nevada corporation.

         1.60 Indenture Trustees means, collectively, (i) US Trust, in its capacity as PCA Senior Notes Indenture Trustee and as PCICC Senior Notes Indenture Trustee, and (ii) BNY, in its capacity as PCA Term Loan Agreement Administrative Agent and as PCA Canadian Term Loan Agreement Administrative Agent.

         1.61 Indenture Trustees' Expenses means any unpaid Indenture Trustees' fees, and reasonable unpaid out-of-pocket costs or expenses incurred through the Effective Date by the Indenture Trustees, which are secured or which are entitled to be secured under, as the case may be, the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Canadian Term Loan Agreement, or the PCA Term Loan Agreement by a Lien or other priority in payment against distributions to be made to holders of Claims under the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Canadian Term Loan Agreement, or the PCA Term Loan Agreement.

         1.62 Initial Distribution Date means the date that is sixty (60) days after the Effective Date, or as soon thereafter as is practicable.

         1.63 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

         1.64 Intercompany Claim means any Claim of one Debtor against another Debtor on account of intercompany indebtedness.

         1.65 KNA means Kemwater North America Company, a Delaware corporation.

         1.66 KWT means KWT, Inc., a Delaware corporation.

         1.67 LIBOR Rate means the rate per annum offered to major banks in the London interbank eurodollar market as it appears on the Dow Jones Markets Telerate Page 3750, or, if such rate does not appear on this service, such other comparable publicly available service for displaying eurodollar rates, as of 11:00 a.m., London time, on the Effective Date, for deposits in U.S. dollars for a one-year interest period.

         1.68 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

         1.69 MEIP means an equity incentive plan that will become effective on the Effective Date or as soon thereafter as is reasonably practicable, which shall be in substantially the form contained in the Plan Supplement.

         1.70 New Board of Directors means the board of directors of Reorganized PCI.

         1.71 New Common Stock means the common stock of Reorganized PCI authorized and to be issued pursuant to the Plan.

         1.72 New Indenture Trustees means, collectively, (i) the New Tranche A Term Notes Agent and (ii) the New Tranche B Notes Indenture Trustee.

         1.73 New Notes means, collectively, the New Tranche A Term Notes, the New Tranche B Notes, and the New Other Secured Notes.

         1.74 New Other Secured Notes means, with respect to the holder of an Other Secured Claim, the term note authorized and to be issued pursuant to section 4.6 of the Plan, in a principal amount equal to the amount of such holder's Allowed Other Secured Claim and containing all other material economic terms the same as the original instrument evidencing such holder's Other Secured Claim.

         1.75 New Tranche A Term Notes has the meaning assigned to such term in section 9.1(j) of the Plan. The New Tranche A Term Notes shall be in substantially the form contained in the Plan Supplement.

         1.76 New Tranche A Term Loan Agreement means the term loan agreement pursuant to which the New Tranche A Term Notes are issued, and which shall be substantially in the same form contained in the Plan Supplement.

         1.77 New Tranche A Term Notes Agent means the administrative agent under the New Tranche A Term Loan Agreement.

         1.78 New Tranche B Notes has the meaning assigned to such term in
Section 9.1(k) of the Plan. The New Tranche B Notes shall be substantially in the same form contained in the Plan Supplement.

         1.79 New Tranche B Notes Indenture means the indenture pursuant to which the New Tranche B Notes are issued, and which shall be substantially in the same form contained in the Plan Supplement.

         1.80 New Tranche B Notes Indenture Trustee means the indenture trustee under the New Tranche B Notes Indenture.

         1.81 Order means an order or judgment of the Bankruptcy Court as entered on the Docket.

         1.82 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

         1.83 Other Secured Claim means any Secured Claim, other than a Congress Secured Claim, a PCA U.S. Secured Term and Note Claim, a Canadian Secured Term and Note Claim, or a Secured Tax Claim.

         1.84 PAI means Pioneer Americas, Inc., a Delaware corporation.

         1.85 PCA means Pioneer Corporation of America, a Delaware corporation.

         1.86 PCA Canadian Term Loan Agreement means that certain Term Loan Agreement, dated as of October 30, 1997, as amended, among PCA, the Lenders (as defined therein), certain other parties, and BNY Asset Solutions LLC, in its capacity as administrative agent.

         1.87 PCA Canadian Term Loan Agreement Administrative Agent means BNY in its capacity as administrative agent under the PCA Canadian Term Loan Agreement.

         1.88 PCA U.S. Secured Term and Note Claims means the Secured Claims relating to the PCA Term Loan Agreement and PCA Senior Notes.

         1.89 PCA Senior Notes means the $200 million in original aggregate principal amount of 9 1/4% Senior Secured Notes due June 2007 by PCA pursuant to the PCA Senior Notes Indenture.

         1.90 PCA Senior Notes Indenture means that certain Indenture, dated as of June 17, 1997, as amended, among PCA, the Subsidiary Guarantors (as defined therein), and the United States Trust Company of New York, in its capacity as trustee and as collateral agent.

         1.91 PCA Senior Notes Indenture Trustee means US Trust in its capacity as trustee and as collateral agent under the PCA Senior Notes Indenture.

         1.92 PCA Term Loan Agreement means that certain Term Loan Agreement, dated as of June 17, 1997, as amended, among PCA, the Lenders (as defined therein), certain other parties, and BNY, in its capacity as administrative agent.

         1.93 PCA U.S. Term Loan Agreement Administrative Agent means BNY in its capacity as administrative agent under the PCA Term Loan Agreement.

         1.94 PCI means Pioneer Companies, Inc., a Delaware corporation.

         1.95 PCI Equity Interest means any share of common or preferred stock or other instrument evidencing a present ownership interest in PCI, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.96 PCICC means PCI Chemicals Canada Inc./ PCI Chimie Canada Inc., a New Brunswick, Canada corporation.

         1.97 PCICC Senior Notes means the $175 million in original aggregate principal amount of 9 1/4% Senior Secured Notes due October 2007 issued by PCICC pursuant to the PCCIC Senior Notes Indenture.

         1.98 PCICC Senior Notes Indenture means that certain Indenture, dated as of October 30, 1997, as amended, among PCICC, the Guarantors (as such term is defined therein), and the United States Trust Company of New York, in its capacity as trustee and as collateral agent.

         1.99 PCICC Senior Notes Indenture Trustee means US Trust in its capacity as trustee and as collateral agent under the PCICC Senior Notes Indenture.

         1.100 Pioneer means, collectively, the Debtors.

         1.101 Pioneer 2000 Group means Pioneer Partners 2000, L.L.C. and the members and managers of Pioneer Partners 2000, L.L.C.

         1.102 Pioneer 2000 Group Claims means the Claims of the Pioneer 2000 Group.

         1.103 Pioneer East means Pioneer (East), Inc., a Delaware corporation.

         1.104 Pioneer Licensing means Pioneer Licensing, Inc., a Delaware corporation.

         1.105 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.106 Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

         1.107 Plan Supplement means the forms of documents specified in Section
12.13 of the Plan.

         1.108 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.109 Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class; provided, however, that with respect to Class 8 and Class 9, such ratios shall be computed by using the aggregate amount of Allowed Claims in Class 8 and Class 9.

         1.110 Professionals means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.111 Protocol means the cross-border insolvency protocol approved by the Bankruptcy Court.

         1.112 PWT means Pioneer Water Technologies, Inc., a Delaware corporation.

         1.113 Quarter means the period beginning on the Effective Date and ending on the next of October 31, January 31, April 30 and July 31, and each three month period thereafter.

         1.114 Record Date means the day that is five days from and after the Confirmation Date.

         1.115 Registration Rights Agreement means the registration rights agreement relating to the resale of the New Tranche B Notes and the New Common Stock distributed pursuant to the Plan, to be entered into as of the Effective Date by the Reorganized Debtors for the benefit of certain holders of the New Tranche B Notes and shares of the New Common Stock. The Registration Rights Agreement shall be substantially in the same form contained in the Plan Supplement.

         1.116 Reorganized Debtors means Reorganized PCI and each of the Reorganized Subsidiaries, as reorganized on and after the Effective Date.

         1.117 Reorganized PAI means PAI, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.118 Reorganized PCI means PCI, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.119 Reorganized PCICC means PCICC, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.120 Reorganized Pioneer means Pioneer, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.121 Reorganized Subsidiaries means each of the Subsidiaries, or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.122 Reserve shall have the meaning set forth in Section 5.3(i)(i) of the Plan.

         1.123 Retirement Plans means the Pioneer Americas, Inc. Retirement Plan, the Pioneer Americas, Inc. Retirement Plan for Bargaining Employees, and the Pioneer Americas, Inc. Tacoma Union Pension Plan.

         1.124 Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

         1.125 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.126 Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

         1.127 Subordinated Claim means any Claim that is subordinated pursuant to section 510 of the Bankruptcy Code.

         1.128 Subsequent Distribution Date means the twentieth day after the end of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter; provided, however, that the first and second Subsequent Distribution Dates shall occur on the twentieth day after the end of the second and fourth Quarters, respectively, following the Quarter in which the Initial Distribution Date occurs.

         1.129 Subsidiary means any Debtor of which PCI owns directly or indirectly all of the outstanding capital stock.

         1.130 Subsidiary Equity Interest means any share of common stock or other instrument evidencing a present ownership interest in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.131 Surplus Distributions shall have the meaning set forth in Section 5.3(k) of the Plan.

         1.132 Tort Claim means any Claim relating to personal injury, property damage or products liability or other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

         1.133 Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim or Other Priority Claim.

         1.134 U.S. Deficiency Claims means Claims equal to the difference between (i) the aggregate amount of all Claims relating to or arising under the PCA Term Loan Agreement and/or the PCA Senior Notes, and (ii) the value of the Collateral securing such Claims.

         1.135 US Trust means the United States Trust Company of New York or its successor.

         1.136 Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                  ARTICLE II.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

         2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the
Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, (b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or
(ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.

         2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized Pioneer, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Claims, other than Administrative Expense Claims, Professional Compensation and Reimbursement Claims, and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:


Class                                                                  Status
-----                                                                  ------
Class 1 - Other Priority Claims........................................Unimpaired

Class 2 - Congress Secured Claims......................................Unimpaired

Class 3 - PCA U.S. Secured Term and Note Claims........................Impaired

Class 4 - Canadian Secured Term and Note Claims........................Impaired

Class 5 - Secured Tax Claims...........................................Impaired

Class 6 - Other Secured Claims.........................................Unimpaired

Class 7 - Convenience Claims...........................................Impaired

Class 8 - General Unsecured Claims.....................................Impaired

Class 9 - Canadian Deficiency Claims and U.S.
             Deficiency Claims.........................................Impaired

Class 10 - Subordinated Claims.........................................Impaired

Class 11 - PCI Equity Interests........................................Impaired



                                  ARTICLE IV.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 - OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

         4.2 CLASS 2 - CONGRESS SECURED CLAIMS.

         (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Congress Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Congress Secured Claim shall be treated in accordance with the terms of the DIP Facility and/or the Exit Facility.

         4.3 CLASS 3 - PCA U.S. SECURED TERM AND NOTE CLAIMS.

         (a) Impairment and Voting. Class 3 PCA U.S. Secured Term and Note Claims are deemed Allowed. Class 3 is impaired by the Plan. The holders of PCA U.S. Secured Term and Note Claims shall be entitled to vote to accept or reject the Plan.

         (b) Distributions. On the Effective Date, each holder of an Allowed PCA U.S. Secured Term and Note Claim as of the Record Date shall receive, pursuant to the implementation of the transactions set forth in Section 7.1 of the Plan (including, without limitation, the exchanges provided in Section 7.1(i) of the Plan) and on account of such holder's Allowed PCA U.S. Secured Term and Note Claim, such holder's Pro Rata Share of forty-three percent (43%) of (i) the New Tranche A Term Notes (including the Guarantees thereof), (ii) the New Tranche B Notes (including the Guarantees thereof), and (iii) 9,700,000 shares of the New Common Stock.

         (c) Instructions. Acceptance of the Plan by Class 3 shall constitute an instruction by the holders of Class 3 PCA U.S. Secured Term and Note Claims to the respective Indenture Trustees and New Indenture Trustees, as the case may be, to take all actions necessary to effectuate the Plan.

         4.4 CLASS 4 - CANADIAN SECURED TERM AND NOTE CLAIMS.

         (a) Impairment and Voting. Class 4 Canadian Secured Term and Note Claims are deemed Allowed. Class 4 is impaired by the Plan. The holders of Canadian Secured Term and Note Claims shall be entitled to vote to accept or reject the Plan.

         (b) Distributions. On the Effective Date, each holder of an Allowed Canadian Secured Term and Note Claim as of the Record Date shall receive, pursuant to the implementation of the transactions set forth in Section 7.1 of the Plan (including, without limitation, the exchanges provided in Sections 7.1(i) and (j) of the Plan) and on account of such holder's Allowed Canadian Secured Term and Note Claim, such holder's Pro Rata Share of fifty-seven (57%) of (i) the New Tranche A Term Notes (including the Guarantees thereof), (ii) the New Tranche B Notes (including the Guarantees thereof), and (iii) 9,700,000 shares of the New Common Stock.

         (c) Instructions. Acceptance of the Plan by Class 4 shall constitute an instruction by the holders of Class 4 Canadian Secured Term and Note Claims to the respective Indenture Trustees and New Indenture Trustees, as the case may be, to take all actions necessary to effectuate the Plan.

         4.5 CLASS 5 - SECURED TAX CLAIMS.

         (a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of Reorganized Pioneer, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

         (c) Retention of Liens. Each holder of an Allowed Secured Tax Claim shall retain the Liens (or replacement Liens as may be contemplated under nonbankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full payment, such Liens shall be deemed null and void and shall be unenforceable for all purposes.

         4.6 CLASS 6 - OTHER SECURED CLAIMS.

         (a) Impairment and Voting. Class 6 is unimpaired by the Plan, subject to a determination by the Creditors' Committee that the value of the Collateral subject to an Other Secured Claim is equal to or greater than the amount of such Claim. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of Reorganized Pioneer, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Other Secured Claim shall receive a New Other Secured Note, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

         (c) Deficiency Claims. To the extent that the Creditors' Committee determines that the value of the Collateral is less than the amount of an Other Secured Claim, the undersecured portion of such Claim shall be treated as a Class 8 General Unsecured Claim.

         4.7 CLASS 7 - CONVENIENCE CLAIMS.

         (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Convenience Claim as of the Record Date shall receive Cash in an amount equal to 100% of such Allowed Convenience Claim on the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

         4.8 CLASS 8 - GENERAL UNSECURED CLAIMS.

         (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed General Unsecured Claim shall receive on account of such holder's Allowed General Unsecured Claim such holder's Pro Rata Share of the Class 8 and Class 9 Distribution.

         4.9 CLASS 9 - CANADIAN DEFICIENCY CLAIMS AND U.S. DEFICIENCY CLAIMS.

         (a) Impairment and Voting. Class 9 Canadian Deficiency Claims and U.S. Deficiency Claims are deemed Allowed in the amount of $92,341,928.00 and $177,947,118.00, respectively, for purposes of the Plan and assuming confirmation hereof. Each holder of an Allowed Canadian Deficiency Claim or an Allowed U.S. Deficiency Claim is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Canadian Deficiency Claim and/or an Allowed U.S. Deficiency Claim as of the Record Date shall be entitled to receive such holder's Pro Rata Share of the Class 8 and Class 9 Distribution; provided, however, that the acceptance by Class 9 of the Plan shall constitute a waiver of the right of the holders of Allowed Canadian Deficiency Claims and/or Allowed U.S. Deficiency Claims to receive their Pro Rata Share of the Class 9 Distribution. The Debtors shall distribute the Class 9 Distribution on a pro rata basis to the holders of Class 8 Allowed General Unsecured Claims, and not to the holders of Allowed Canadian Deficiency Claims and/or Allowed U.S. Deficiency Claims.

         4.10 CLASS 10 - SUBORDINATED CLAIMS.

         (a) Impairment and Voting. Class 10 is impaired by the Plan. Each holder of an Allowed Subordinated Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. The holders of Subordinated Claims shall receive no distributions on account of such Subordinated Claims.

         4.11 CLASS 11 - PCI EQUITY INTERESTS.

         (a) Impairment and Voting. Class 11 is impaired by the Plan. Each holder of a PCI Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. The holders of PCI Equity Interests in any of the Debtors shall receive no distributions on account of such PCI Equity Interests. On the Effective Date, all PCI Equity Interests shall be cancelled, extinguished, and of no further force and effect as of the Effective Date.

         4.12 Modification of Treatment of Claims. The Debtors reserve the right to modify the treatment of any Allowed Claim in any manner adverse only to the holder of such Claim at any time after the Effective Date upon the consent of the Creditors' Committee and the creditor whose Allowed Claim is being adversely affected.

                                   ARTICLE V.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                    UNDER THE PLAN AND TREATMENT OF DISPUTED,
                   CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                   EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

         5.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan as provided in such Order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other Order or Orders of the Bankruptcy Court.

         5.2 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend the Plan in accordance with Section 12.6 hereof, or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, or both.

         5.3 Method of Distributions Under the Plan.

         (a) In General. Subject to Bankruptcy Rule 9010, and except as otherwise provided in this Section 5.3, all distributions under the Plan shall be made by or on behalf of Reorganized Pioneer to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

         (b) Distributions of Cash. Any payment of Cash made by Reorganized Pioneer pursuant to the Plan shall be made by check drawn on a domestic bank, by electronic wire, or by other form of wire transfer.

         (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

         (d) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

         (e) Minimum Distributions. No payment of Cash less than one hundred dollars ($100.00) shall be made by Reorganized Pioneer to any holder of a Claim unless a request therefor is made in writing to Reorganized Pioneer.

         (f) Fractional Shares; Multiples of New Notes. No fractional shares of New Common Stock or Cash in lieu thereof shall be distributed under the Plan. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided in this Section 5.3(f). New Tranche A Term Notes and New Tranche B Notes shall only be issued in multiples of $1,000. Any New Tranche A Term Notes and New Tranche B Notes that would otherwise have been distributed in multiples of other than $1,000 shall be rounded as follows: (i) amounts less than $500.00 shall be reduced to $0.00 and (ii) amounts equal to or greater than $500.00 shall be increased to $1,000.00.

         (g) Unclaimed Distributions. Except with respect to distributions under the Plan to holders of Allowed General Unsecured Claims, any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in Reorganized Pioneer and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred. Distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof shall be added to the Reserve and any entitlement of such holders of Allowed General Unsecured Claims to such distributions shall be extinguished and forever barred.

         (h) Distributions to Holders as of the Record Date. As of the close of business on the Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. Pioneer and Reorganized Pioneer shall have no obligation to recognize any transfer of any Claims occurring after the Record Date. Pioneer and Reorganized Pioneer shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders stated on the claims register as of the close of business on the Record Date.

         (i) Distributions Withheld for Disputed General Unsecured Claims.

                  (i) Establishment and Maintenance of Reserve. On the Initial Distribution Date and each Subsequent Distribution Date, Reorganized Pioneer shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims, an amount of New Common Stock equal to one-hundred percent (100%) of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Disputed Claim Amounts (the "Reserve").

                  (ii) Property Held in Reserve. New Common Stock held in the Reserve shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

         (j) Distributions Upon Allowance of Disputed General Unsecured Claims. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of New Common Stock from the Reserve and on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date.

         (k) Surplus Distributions to Holders of Allowed General Unsecured Claims. The following consideration shall constitute surplus distributions (the "Surplus Distributions") pursuant to the Plan: (i) pursuant to Section 5.3(g) of the Plan, distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof; and (ii) to the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the amount of Cash and New Common Stock in the Reserve over the amount of Cash and New Common Stock actually distributed on account of such Disputed General Unsecured Claim. The Surplus Distributions shall be distributed to the holders of Allowed General Unsecured Claims pursuant to Section 5.3(j) of the Plan; provided, however, that Reorganized PCI shall not be under any obligation to make any Surplus Distributions on a Subsequent Distribution Date unless the number of shares of New Common Stock to be distributed aggregates 30,000 or more, unless the distribution is the last distribution under the Plan.

         (l) Personal Injury Tort Claims and Environmental Claims. All personal injury Tort Claims and Environmental Claims are Disputed Claims. Any personal injury Tort Claim or Environmental Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any personal injury Tort Claim or Environmental Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 5.3(l) and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 5.3(l) shall impair the Debtors' right to seek estimation of any and all personal injury Tort Claims and Environmental Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim or Environmental Claim.

         (m) Disbursing Agents. The Indenture Trustees, or such Person(s) as the Indenture Trustees may designate, will act as Disbursing Agents under the Plan with respect to distributions to holders of Claims in Classes 3 and 4, and will make all distributions required to be distributed under the applicable provisions of the Plan. The PCA Senior Notes Indenture Trustee and the PCICC Senior Notes Indenture Trustee shall make all distributions in respect of Allowed Claims relating to the PCA Senior Notes Indenture and the PCICC Senior Notes Indenture, respectively. The PCA Canadian Term Loan Agreement Administrative Agent and the PCA Term Loan Agreement Administrative Agent shall make all distributions in respect of Allowed Claims relating to the PCA Canadian Term Loan Agreement and the PCA Term Loan Agreement, respectively. Reorganized Pioneer, or such Person(s) as Reorganized Pioneer may designate, will act as Disbursing Agent under the Plan with respect to all distributions to holders of Claims other than Class 3 and 4 Claims and will make all distributions required to be distributed under the applicable provisions of the Plan.

         Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than the Reorganized Debtors, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. The Disbursing Agents shall hold all reserves and accounts pursuant to the Plan, including the Reserve.

         (n) Setoffs and Recoupment. Other than with respect to the PCA U.S. Secured Term and Note Claims, the Canadian Secured Term and Note Claims, the Canadian Deficiency Claims, and the U.S. Deficiency Claims, the Debtors may but shall not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim or right it may have against such Claimant.

         5.4 Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests.

         Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than sixty (60) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         5.5 Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 5.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

                                  ARTICLE VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1 Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person shall be deemed assumed by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (iii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iv) which is set forth in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors or Reorganized Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

         (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on

Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously have been assumed.

         (c) Insurance Policies. Each of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under
Article IV and Section 5.5 of the Plan. Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         (d) Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Sections 6.1(a) hereof.

         (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within sixty (60) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code or in accordance with agreements previously negotiated by the parties in respect of the reduction of prepetition Claims, as applicable. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to
Schedule 6.1(a)(x) or 6.1(a)(y). Any Claims not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors and their property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

         6.2 Indemnification Obligations. For purposes of the Plan, the obligations of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former directors, officers or employees who were directors, officers or employees, respectively, on or after the Commencement Date against any Claims or obligations pursuant to the Debtors' certificates of incorporation or bylaws, applicable state law, Canadian law, provincial law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

         6.3 Modified Compensation and Benefit Programs. Except as provided in
Section 6.1(a) of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that the Debtors reserve the right to modify, subject to the prior approval of the Creditors' Committee, any and all such compensation and benefit practices, plans, policies, and programs.

         6.4 Retiree Benefits. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits. Pursuant to the terms of the Debtors' retiree benefit plans, the Debtors reserve the right to modify or terminate benefits under such plans at any time, or from time to time.

         The Debtors will continue to be contributing sponsors of the Retirement Plans. The Debtors intend to fund the Retirement Plans in accordance with the minimum funding standards under ERISA, 29 U.S.C. Section 1082, pay all required PBGC insurance premiums, 29 U.S.C. Section 1307, and comply with all requirements of the Retirement Plans and ERISA. The Retirement Plans are defined benefit pension plans insured by the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA, 29 U.S.C. Sections 1301-1461. No provision of or proceeding within the Debtors' Chapter 11 Cases, the Plan, or the Confirmation Order shall in any way be construed as discharging, releasing or relieving the Debtors, the Reorganized Debtors, or any other party in any capacity, from any liability with respect to the Retirement Plans or any other defined benefit pension plan under any law, governmental policy or regulatory provision. PBGC and the Retirement Plans shall not be enjoined or precluded from enforcing liability resulting from any of the provisions of the Plan or the Plan's confirmation.

                                  ARTICLE VII.

                    CONSOLIDATION OF PCI AND THE SUBSIDIARIES

         7.1 Restructuring Transactions. On or prior to the Effective Date, the following transactions will be consummated by the Debtors in the order set forth below; provided, however, that none of the following steps shall occur unless all of the following steps occur and, provided, however, that the holders of Claims shall receive the distributions provided for in Sections 4.3 and 4.4 of the Plan.

         (a) On or prior to the Effective Date, PCICC shall continue into a Nova Scotia company.

         (b) On or prior to the Effective Date, PCICC shall incorporate a Nova Scotia unlimited liability company as a subsidiary.

         (c) On or prior to the Effective Date, PCA shall form a new corporation ("Newco"), a Delaware corporation.

         (d) PCA shall contribute the stock of PCICC and all of its other subsidiaries (including PAI) to Newco for shares of Newco. (e) PCA shall file Articles of Conversion in Delaware, thus becoming a limited liability company. This entity will hereinafter be referred to as PCA LLC.

         (f) PCA LLC shall distribute the stock of Newco to PCI.

         (g) Newco shall be merged into PCI, the survivor being PCI. Pursuant to the merger, Newco's assets, consisting of the stock of PCICC and the other Subsidiaries, shall be transferred to PCI.

         (h) PCI shall contribute the stock of PAI to PCA LLC for a membership interest in PCA LLC having an equivalent value.

         (i) Allowed PCA U.S. Secured Term and Note Claims as of the Record Date, shall be exchanged for Allowed Secured Claims as of the Record Date relating to the PCICC Senior Notes, based on the proportion of their Allowed PCA U.S. Secured Term and Note Claim determined by the formula A x [B/C x 57%] where A is the amount of a particular holder's Allowed PCA U.S. Secured Term and Note Claims; B is the aggregate amount of the Allowed Secured Claims relating to PCICC Senior Notes and C is the aggregate amount of the Allowed Canadian Secured Term and Note Claims (the exchanged Claims are referred to as the "Exchanged Allowed PCA U.S. Secured Term and Note Claims" and the Claims which are retained by the initial holders are referred to as the "Retained Initial Allowed PCA U.S. Secured Term and Note Claims"), and the holders of Allowed Secured Claims relating to the PCICC Senior Notes as of the Record Date shall receive their Pro Rata Share of the Exchanged Allowed PCA U.S. Secured Term and Note Claims and the holders of the Allowed PCA U.S. Secured Term and Note Claims shall receive on the exchange from the holders of the Allowed Secured Claims relating to the PCICC Senior Notes, their Pro Rata Share of the proportion of the Allowed Secured Claims relating to the PCICC Senior Notes determined by the formula E x 43% where E is the aggregate Allowed Secured Claims relating to the PCICC Senior Notes.

         (j) Allowed Secured Claims relating to the PCA Canadian Term Loan Agreement shall be exchanged for Allowed Secured Claims relating to the PCICC Senior Notes as of the Record Date, based on the proportion of the Allowed Secured Claims relating to the PCA Canadian Term Loan Agreement determined by the formula A x [B/C x 57%] where A is the amount of a particular holder's Allowed Secured Claim relating to the PCA Canadian Term Loan Agreement, B is the aggregate amount of the Allowed Secured Claims relating to the PCICC Senior Notes and C is the aggregate amount of the Allowed Canadian Secured Term and Note Claims (the exchanged Claims are referred to as the "Exchanged Allowed PCA Canadian Term Loan Claims" and the Claims which are retained by the initial holders are referred to as the "Retained Initial Allowed Secured PCA Canadian Term Loan Claims"), and the holders of the Allowed Secured Claims relating to the PCICC Senior Notes as of the Record Date shall receive their Pro Rata Share of the Exchanged PCA Canadian Term Loan Claims and the holders of the Exchanged PCA Canadian Term Loan Claims shall receive on the exchange from the holders of the Allowed Secured Claims relating to the PCICC Senior Notes their Pro Rata Share of the proportion of the Allowed Secured Claims relating to the PCICC Senior Notes determined by the formula D x [E/F x 57%] where D is the amount of the Allowed Claims relating to the PCICC Senior Notes, E is the aggregate amount of the Allowed Secured Claims relating to the PCA Canadian Term Loan Agreement and F is the aggregate amount of the Allowed Canadian Secured Term and Note Claims.

         (k) PCI shall contribute to PCA LLC 9,700,000 shares of the New Common Stock.

         (l) Subject to giving effect to the exchanges provided for in clauses
(i) and (j) above, Allowed PCA U.S. Secured Term and Note Claims shall be transferred to PCA LLC.

         (m) Holders of the Retained Initial Allowed PCA U.S. Secured Term and Note Claims shall receive in exchange for those claims, their proportionate share of the balance of the 9,700,000 shares of New Common Stock of PCI and New Tranche A Term Notes that will not be distributed in the distributions provided for in Sections 7.1(o) and (r) of the Plan.

         (n) Subject to giving effect to the exchanges provided for in clauses
(i) and (j) above, Allowed Secured Claims relating to the PCA Canadian Term Loan Agreement shall be transferred to PCA LLC.

         (o) Holders of the Retained Initial Allowed Secured Claims relating to the PCA Canadian Term Loan Agreement shall receive in exchange for those claims, their proportionate share of the (i) 9,700,000 shares of New Common Stock (to be delivered by PCA LLC), and (ii) the New Tranche A Term Notes (to be issued by PCA LLC) determined by the formula A/(A+43%) where A is the amount determined by the formula C/D x 57%, where C is the aggregate amount of the Allowed Secured Claims in respect of the PCA Canadian Term Loan and D is the aggregate amount of the Allowed Canadian Secured Term and Note Claims.

         (p) PCICC and the subsidiary incorporated in clause (b) above amalgamates to form PCICC ULC. The transactions occurring subsequent to the amalgamation described in this clause (p) are conditioned upon the occurrence of such amalgamation.

         (q) Subject to giving effect to the exchanges provided for in Sections 7.1(i) and (j) of the Plan, PCICC ULC shall issue the New Tranche B Notes in exchange for the Allowed Secured Claims relating to the PCICC Senior Notes.

         (r) Former holders of Exchanged Allowed PCA Canadian Term Loan Claims that did not receive shares of the New Common Stock and the New Tranche A Term Notes pursuant to section 7.1(o) of the Plan shall receive their proportionate share of the New Common Stock and the New Tranche A Term Notes based on the same formula used in section 7.1(o) of the Plan to determine the proportionate share received by the holders mentioned in section 7.1(o) of the Plan. Former holders of the Exchanged Allowed PCA U.S. Secured Term and Note Claims that did not receive shares of the New Common Stock and the New Tranche A Term Notes pursuant to section 7.1(m) above shall receive their proportionate share of the New Common Stock and New Tranche A debt after subtracting the distributions to be made to both the holders of the Retained Initial Allowed Secured Claims relating to the PCA Canadian Term Loan and the holders of the Exchanged Allowed PCA Canadian Term Loan Claims.

         (s) PCI shall contribute PCA LLC to PCICC ULC in exchange for preference stock of PCICC ULC having a fair market value equal to the value of PCA LLC.

         (t) PAI shall be merged into PCA LLC, the survivor being PCA LLC which shall change its name to PAI LLC.

         (u) All inter-company debts owing by PAI LLC to PCICC ULC shall remain outstanding and be paid in the ordinary course of business.

         7.2 Order of Transactions. For greater certainty, the approval and confirmation of the Plan shall constitute the approval of each holder of an Allowed PCA U.S. Secured Term and Note Claim and of an Allowed Canadian Secured Term and Note Claim to each transaction listed above (provided, however, that all such transactions occur) in the order set forth above including, without limitation, the exchanges provided for in paragraphs (i), (j), (l), (m), (n), (o), (q), and (r) above without any further action required to be taken by such holder and each holder irrevocably appoints the Debtors as his agent to give effect to all of the transactions described above.

         7.3 Approval and Acknowledgment. The approval and confirmation of the Plan shall constitute an approval and acknowledgement by each of the parties that it intends that (a) Section 7.1(a) of the Plan constitutes a plan of reorganization for U.S. federal income tax purposes, (b) Sections 7.1(e), (i),
(j), (l), (m), (n), (o), (q), and (r) of the Plan are integrated and constitute a plan of reorganization for U.S. federal income tax purposes pursuant to which the holders of PCA U.S. Secured Term and Note Claims and PCA Canadian Term Loan Claims exchange directly with the Debtors their Initial Allowed Claims(1) for PCI New Common Stock, New Tranche A Term Notes, and New Tranche B Notes (in each case, which notes are issued by PCI for U.S. federal income tax purposes), (c) Sections 7.1(i), (j), (l), (n), (p), (q), and (r) of the Plan are integrated and constitute a plan of reorganization for U.S. federal income tax purposes pursuant to which the holders of PCIC Senior Note Claims exchange directly with the Debtors their Initial Allowed Claims for PCI New Common Stock, New Tranche A Term Notes and New Tranche B Notes (in each case, which notes are issued by PCI for U.S. federal income tax purposes), (d) Section 7.1(t) of the Plan constitutes the adoption of a plan of complete liquidation of PAI into PCI for U.S. federal income tax purposes and (e) Newco is a corporation that will engage in no activities other than as related to the Plan and should be treated in accordance with the principles of Rev. Rul. 73-427. Confirmation of the Plan constitutes the agreement and acknowledgement by PCI, its Subsidiaries, each of the holders of Allowed PCA U.S. Secured Term and Note Claims and each of the holders of Allowed Canadian Secured Term and Note Claims not to report the transaction for U.S. federal income tax purposes in a manner that is inconsistent with the prior sentence.

         7.4 Substantive Consolidation. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Pursuant to such order, (i) all assets and liabilities of the Subsidiaries shall be deemed merged or treated as though they were merged into and with the assets and liabilities of PCI, (ii) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors except as provided in Section
7.1 of the Plan, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (iv) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the

--------

(1) Initial Allowed Claim means, with respect to each creditor, the Allowed Claim(s) owned by such creditor prior to the consummation of the transactions set forth in Section 7.1 of the Plan.

Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect restructurings as provided in Section 7.1 of the Plan, (ii) Intercompany Claims by and among the Debtors or Reorganized Debtors, (iii) Subsidiary Equity Interests and (iv) pre- and post-Commencement Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to the Plan.

         7.5 Issuance and Transfers of Common Stock of the Subsidiaries. On the Effective Date, shares of new common stock of the Reorganized Subsidiaries shall be issued to Reorganized PCI directly or indirectly so as to recreate the prepetition corporate structure, subject to Section 7.1 of the Plan.

         7.6 Merger of Corporate Entities. On or as of the Effective Date, as determined by the Debtors with the consent of the Creditors' Committee, any or all of the Subsidiaries may be merged into one or more of the Debtors or dissolved. Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation. All mergers and dissolutions shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                                 ARTICLE VIII.

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

         8.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, which shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

         8.2 Meetings of Reorganized PCI Stockholders. In accordance with the Amended PCI Certificate of Incorporation and the Amended PCI Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized PCI shall be held on a date in 2002 selected by the Board of Directors of Reorganized PCI, and subsequent meetings of the stockholders of Reorganized PCI shall be held at least once annually each year thereafter.

         8.3 Directors and Officers of Reorganized Debtors.

         (a) Boards of Directors.

                  (i) Reorganized PCI. The New Board of Directors of Reorganized PCI shall initially comprise five members, with a non-executive chairman. Four members of the New Board of Directors shall be appointed by the Ad Hoc Committee. The fifth member shall be

         Michael J. Ferris, the Chief Executive Officer of the Reorganized Debtors. The size and composition of the New Board of Directors may be adjusted to comply with NASDAQ listing requirements. Each of the members of the New Board of Directors shall serve until the first annual meeting of stockholders of Reorganized PCI or their earlier resignation or removal in accordance with the Amended PCI Certificate of Incorporation or Amended PCI Bylaws, as the same may be amended from time to time.

                  (ii) Reorganized Subsidiaries. The initial Board of Directors of each of the Reorganized Subsidiaries shall consist of officers or employees of Reorganized PCI whose names shall be disclosed prior to the date of the Confirmation Hearing. Each of the members of each such initial Board of Directors shall serve until the first meeting of stockholders of the respective Reorganized Subsidiary or their earlier resignation or removal in accordance with the certificate of incorporation or bylaws of such Reorganized Subsidiary.

         (b) Officers. The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

         8.4 Amended Bylaws and Amended Certificates of Incorporation. The Amended PCI Bylaws, the Amended PCI Certificate of Incorporation, and the bylaws and certificates of incorporation of each of the Reorganized Subsidiaries shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

         8.5 Issuance of New Securities. The issuance of the following securities and notes by Reorganized PCI, Reorganized PCA, or Reorganized PCICC, as applicable, is hereby authorized without further act or action under applicable law, regulation, order or rule. The Confirmation Order shall provide that the issuance of the following securities and notes shall be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with section 1145 of the Bankruptcy Code:

         (a) 10,000,000 shares of New Common Stock;

         (b) the New Tranche A Term Notes;

         (c) the New Tranche B Notes;

         (d) the Guarantees; and

         (e) the New Other Secured Notes.

         8.6 Management Equity Incentive Plan. The MEIP will become effective on the Effective Date or as soon thereafter as is reasonably practicable and shall be in substantially the form contained in the Plan Supplement. Unissued shares of New Common Stock equal to ten percent (10%) of the total number of shares of New Common Stock outstanding immediately after the Effective Date shall be reserved for issuance under the MEIP. The New Board of Directors shall make individual awards of stock options exercisable into shares of New Common Stock under the MEIP, and the New Board of Directors shall establish the terms relating thereto (e.g., among other things, the number of options granted to each participant in the MEIP, exercise price, and vesting).

                                  ARTICLE IX.

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

         9.1 Means for Implementation of the Plan. In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for implementation of the Plan:

         (a) Exit Financing. On the Effective Date, the transactions contemplated by the Exit Facility shall be consummated and thereupon become effective.

         (b) Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all documents set forth in the Plan Supplement and all other agreements entered into or documents issued pursuant to the Plan, including, without limitation, the New Tranche A Term Loan Agreement, the New Tranche A Term Notes, the New Tranche B Notes Indenture, the New Tranche B Notes, the Guarantees, the MEIP, the New Common Stock, and/or any agreement entered into or instrument issued or in connection with any of the foregoing shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

         (c) Corporate Action for Reorganized Debtors. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the issue of preferred stock, New Common Stock, New Notes, the Guarantees, and documents relating thereto, options pursuant to the MEIP, the amendment and restatement of certificates of incorporation and bylaws of the Reorganized Debtors, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be taken without such authorizations pursuant to section 303 of the General Corporation Law of the State of Delaware, in the case of the Debtors and Reorganized Debtors incorporated in the State of Delaware, and, in the case of Debtors and Reorganized Debtors organized outside the State of Delaware, pursuant to the applicable general corporation law of such other jurisdictions. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

         (d) Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by the Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions, including, without limitation, the transactions listed in Section 7.1 of the Plan.

         (e) Shelf Registration Statements. Prior to the Effective Date, the Reorganized Debtors shall file with the Securities and Exchange Commission ("SEC"), at their expense, a "shelf" registration statement or registration statements on the applicable registration forms (the "Shelf Registration Statements") under the Securities Act for the offering for resale on a continuous or delayed basis (the "Shelf Registration" or "Shelf Registrations"), of the New Tranche B Notes (and the Guarantees thereof) and the New Common Stock held by persons who may be deemed to be "underwriters" (such New Tranche B Notes, Guarantees and New Common Stock are hereinafter referred to collectively as the "Registerable Securities"). Each person who is to receive, pursuant to the Plan, an aggregate of 10% or more of the New Common Stock shall be named as a "selling securityholder" in the prospectus or prospectuses to be included in such Shelf Registration Statements subject only to the provision of certain information required to be included therein. Each person who, pursuant to the Plan, is to receive an aggregate of greater than 5%, but less than 10% of New Common Stock shall be named as a "selling securityholder" in such prospectus upon written notice to the Debtors, received prior to the effectiveness of such Shelf Registration Statements, stating such person's election to be so named and providing certain information required to be included therein. The Reorganized Debtors shall use their best efforts to have the Shelf Registration declared effective on the Effective Date, and the Reorganized Debtors shall use their best efforts to keep the Shelf Registration effective for a three-year period from the Effective Date (the "Three-Year Period") and supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing. Any person that holds 5% or more of any Registerable Security at the expiration of effectiveness of the Shelf Registration or Shelf Registrations after the Three-Year Period, but who has not sold such Registerable Security pursuant to the Shelf Registration Statements shall be granted customary demand and piggyback registration rights by the Debtors with respect to all Registerable Securities held by such person at such time; provided, however, that in no event shall holders of Registerable Securities have more than two (2) demand registration rights in any 12-month period nor more than seven (7) demand registration rights in the aggregate. Prior to the Effective Date, the Reorganized Debtors shall enter into a registration rights agreement with respect to the matters described in this Section 9.1(e), which registration rights agreement shall be substantially in the same form contained in the Plan Supplement.

         (f) Cancellation of Existing Securities and Agreements. On the Effective Date, the PCICC Senior Notes, PCA Senior Notes, and any or all instruments evidencing

Canadian Secured Term and Note Claims or PCA U.S. Secured Term and Notes Claims shall be canceled and extinguished, and the holders thereof shall have no rights and such instruments shall evidence no rights, except the right to receive the distributions, if any, to be made to holders of such instruments under the Plan and pursuant to the implementation of the transactions set forth in Section 7.1 of the Plan. Except with respect to the performance by the Indenture Trustees or their agents of the obligations of the Indenture Trustees under the Plan or in connection with any distribution to be made under the Plan, effective as of the Effective Date, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with, as the case may be, the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Term Loan Agreement, the PCA Canadian Term Loan Agreement and related agreements and released from all Claims arising in the Chapter 11 Cases and, effective as of the Effective Date, the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Term Loan Agreement, and the PCA Canadian Term Loan Agreement shall be deemed canceled, except that such cancellation shall not impair the rights of either (i) the holders of PCICC Senior Notes and/or PCA Senior Notes or (ii) the holders of debt under the PCA Term Loan Agreement and/or the PCA Canadian Term Loan Agreement to receive distributions under the Plan or the rights of the Indenture Trustees under their respective charging liens, if any, pursuant to, as the case may be, the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Term Loan Agreement, and the PCA Canadian Term Loan Agreement to the extent that any of the Indenture Trustees have not received payment.

         (g) Rights of the Indenture Trustees. The Indenture Trustees shall be entitled to Administrative Claims as provided for in, and subject to the restrictions of, this section of the Plan and no Reorganized Debtor shall have any obligations to any indenture trustee, including the Indenture Trustees, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses except as expressly set forth in this Section 9.1(g). Prior to the Effective Date, the Indenture Trustees shall provide the Debtors with a statement of the Indenture Trustee Expenses projected through the Effective Date. Upon the timely receipt of one or more invoices in accordance with the preceding sentence, the Reorganized Debtors shall, on the Effective Date, pay the Indenture Trustees' Expenses, in full, in Cash. Notwithstanding the foregoing, to the extent that the Reorganized Debtors dispute any portion of the Indenture Trustees' Expenses, the Reorganized Debtors shall reserve Cash on the Effective Date in such disputed amount and such dispute shall be presented to the Bankruptcy Court for adjudication. On the Effective Date, subject to the payment of the non-disputed portion of the Indenture Trustees' Expenses and the establishment of the reserve set forth in the preceding sentence with respect to any disputed portion of the Indenture Trustee Expenses, all liens of the Indenture Trustees in any distributions shall be forever released and discharged. Once the Indenture Trustees have completed performance of all of their duties set forth in the Plan or in connection with any distributions to be made under the Plan, if any, the Indenture Trustees, and their successors and assigns, shall be relieved of all obligations as the Indenture Trustees, respectively, effective as of the Effective Date.

         (h) Surrender of Existing Securities. As a condition precedent to receiving any distribution pursuant to the Plan, each holder of a Canadian Secured Term and Note

Claim and/or a PCA U.S. Secured Term and Notes Claim who holds such securities in certificated form must surrender such PCICC Senior Note, PCA Senior Note or other instrument evidencing such Canadian Secured Term and Note Claim or PCA U.S. Secured Term and Note Claim to the appropriate Disbursing Agents pursuant to a letter of transmittal furnished by the Disbursing Agents. Any New Notes to be distributed pursuant to the Plan on account of any such Claim will, pending such surrender, be treated as an undeliverable distribution.

         (i) Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments. In addition to any requirements under the Debtors' certificate of incorporation or bylaws, any holder of a Claim evidenced by an instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agents and the Debtors of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agents to hold the Disbursing Agents and the Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an instrument. Upon compliance with this Section, the holder of a Claim evidenced by any such lost, stolen, mutilated or destroyed instrument will, for all purposes under the Plan, be deemed to have surrendered such instrument.

         (j) New Tranche A Term Notes. The New Tranche A Term Notes shall be in the aggregate principal amount of $50 million, shall be issued by PCA or its successor in interest pursuant to the New Tranche A Term Loan Agreement, shall bear interest at the LIBOR Rate plus 350 basis points, shall be payable monthly, shall be prepayable with excess cash flow and shall mature on the date five (5) years after the Effective Date (the "New Tranche A Term Notes").

         (k) New Tranche B Notes. The New Tranche B Notes shall be in the aggregate principal amount of $150 million, shall be issued by PCICC or its successor in interest pursuant to the New Tranche B Note Indentures, shall bear interest at 10.0% per annum, shall be payable semi-annually and shall mature on the date seven (7) years after the Effective Date (the "New Tranche B Notes"). The New Tranche B Notes shall be redeemable at a price equal to 105% of the principal amount thereof until the fourth anniversary of the Effective Date, at a price equal to 102.5% of the principal amount thereof from the fourth anniversary of the Effective Date until the fifth anniversary of the Effective Date, and at 100% of the principal amount thereof thereafter. Any such redemption shall include accrued and unpaid interest.

         (l) Liens Securing New Tranche A Term Notes and New Tranche B Notes. The New Tranche A Term Notes and the New Tranche B Notes shall be secured by (i) first priority Liens on all of the Reorganized Debtors' real and personal property, tangible and intangible assets, rights, titles, and interests now owned or hereinafter acquired, with the exception of (a) those assets of the Reorganized Debtors that are subject to Liens on accounts receivable, inventory, and general intangibles that relate thereto pursuant to the Exit Facility, and
(b) those assets of the Reorganized Debtors that are subject to Liens relating to or arising under the Other Secured Claims; and (ii) second priority Liens on all assets of the Reorganized Debtors that are subject to other prior Liens (other than assets of the Reorganized Debtors that are subject to Liens to secure the Exit Facility, unless the Exit Facility allows for the grant of such Liens) as of the Effective Date, provided, however, that any such second priority Liens shall be subject and subordinate to the enforcement rights of the senior lienholder under the Exit Facility. The New Tranche A Term Notes and the New Tranche B Notes shall rank senior in right of payment to all other indebtedness and obligations of the Reorganized Debtors, with the exception of the Exit Facility, with respect to which the New Tranche A Term Notes and the New Tranche B Notes shall rank pari passu. On the Effective Date, the Reorganized Debtors shall execute and deliver to the appropriate New Indenture Trustee in connection with the New Tranche A Term Loan Agreement and in connection with the New Tranche B Notes Indenture such documents, instruments, and agreements entered into in connection therewith. On the Effective Date, the Reorganized Debtors shall execute and deliver such further documents, instruments, and agreements necessary to effectuate and further evidence the terms and conditions of the Plan.

         (m) Guarantees. On the Effective Date, each of the Reorganized Debtors, other than the applicable issuer, will guarantee payment in full when due, whether at maturity, by acceleration, redemption, or otherwise, and all other obligations of the respective issuers under the New Tranche A Term Notes and the New Tranche B Notes (collectively, the "Guarantees").

         (n) New Common Stock. The New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended PCI Certificate of Incorporation and the Amended PCI Bylaws.

         (o) Listing of New Common Stock. Reorganized PCI shall use reasonable commercial efforts to cause the shares of New Common Stock to be listed on a national securities exchange or the Nasdaq National Market.

         (p) Operation of the Debtors in Possession Between the Confirmation Date and the Effective Date. The Debtors shall continue to operate as Debtors in Possession, subject to the supervision of the Bankruptcy Court, pursuant to the Bankruptcy Code during the period from the Confirmation Date through and until the Effective Date, and any obligation incurred by the Debtors in Possession during that period shall constitute an Administrative Expense Claim.

         (q) Administration After the Effective Date. After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article XI of the Plan.

         9.2 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         9.3 Revesting of Assets.

         (a) The property of the Estates of the Debtors shall revest in the Reorganized Debtors on the Effective Date.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all Liens, Claims and interests of holders of Claims and Equity Interests, except as provided in the Plan.

         9.4 Causes of Action. As of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action and avoidance Claims the Debtors and Debtors in Possession are empowered to bring under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code or applicable non-bankruptcy law, shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to prosecute such Causes of Action and avoidance Claims for the benefit of the Estates of the Debtors. Specifically, the Debtors are reviewing their Schedules, including payments made in the ninety days prior to the Commencement Date as listed in Section 3(a) of their Statement of Financial Affairs, and the Debtors and the Reorganized Debtors reserve the right to identify, pursue and prosecute all Causes of Action and avoidance Claims thereunder. The Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all Causes of Action and avoidance Claims without approval of the Bankruptcy Court.

         9.5 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         9.6 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and
(d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                                   ARTICLE X.

                            EFFECTIVENESS OF THE PLAN

         10.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the Plan:

         (a) The Confirmation Order shall authorize and direct that the Debtors and the Reorganized Debtors take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of the Plan set forth in Section
9.1 of the Plan.

         (b) The Confirmation Order shall be in form and substance reasonably satisfactory to the Creditors' Committee and shall have become a Final Order.

         (c) The statutory fees owing to the United States Trustee shall have been paid in full.

         (d) All Plan Documents shall be in a form reasonably satisfactory to the Debtors, the Reorganized Debtors, and the Creditors' Committee.

         (e) The Exit Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof.

         (f) The CCAA Order shall have been issued in a form and substance reasonably acceptable to the Creditors' Committee, shall not have been reversed, stayed, modified or amended, and shall have become final, binding, and nonappealable.

         (g) The Shelf Registration Statements shall have become effective.

         (h) All other actions, authorizations, consents and regulatory approvals required (if any) and all Plan Documents necessary to implement the provisions of the Plan shall have been obtained, effected or executed in a manner acceptable to the Debtors and the Creditors' Committee or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

         10.2 Effect of Failure of Conditions.

         If each condition to the Effective Date has not been satisfied or duly waived within sixty (60) days after the Confirmation Date, then (unless the period for satisfaction or waiver of conditions has been extended at the option of the Debtors for a period not exceeding 120 days) upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Clerk enters a Final Order granting such motion. If the Confirmation Order is vacated pursuant to this
Section 10.2, the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases provided for herein, and nothing contained herein shall (1) constitute a waiver or release of any claims by, or Claims against, the Debtors or (2) prejudice in any manner the rights of the Debtor.

         10.3 Waiver of Conditions to Confirmation and Effective Date.

         Each of the conditions to Confirmation and the Effective Date, other than the conditions set forth in Section 10.1 of the Plan, may be waived in whole or in part by the Debtors and the Creditors' Committee at any time, without notice or an Order of the Bankruptcy Court. The failure to satisfy or to waive any condition may be asserted by the Debtors or the Creditors' Committee regardless of the circumstances giving rise to failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors or the Creditors' Committee to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right that may be asserted at any time.

         10.4 Effects of Plan Confirmation.

         (a) Limitation of Liability. Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Ad Hoc Committee, US Trust nor any of their respective post-Commencement Date employees, officers, directors, agents or representatives, or any Professional (which, for the purposes of this Section 10.4(a), shall include any Canadian counsel of the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or the Creditors' Committee) employed by any of them, shall have or incur any liability to any Person whatsoever, including, specifically, any holder of a Claim, under any theory of liability (except for any Claim based upon willful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, preparing, disseminating, implementing, confirming or consummating the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of the Plan or under any agreement or other document entered into by such Person either after the Commencement Date or in accordance with the terms of the Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date. In all respects, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Ad Hoc Committee, and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall bar public investors from bringing direct, rather than derivative, claims against officers, directors, and other third parties.

         (b) Releases. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors will release unconditionally, and hereby are deemed to release unconditionally (i) each of the Debtors' officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives, (ii) the Creditors' Committee and, solely in their capacity as members of representatives of the Creditors' Committee, each member, consultant, attorney, accountant or other representative of the Creditors' Committee, (iii) the Ad Hoc Committee and, solely in their capacity as members or representatives of the Ad Hoc Committee, each member, consultant, attorney, accountant or other representative of the Ad Hoc Committee, (iv) the Indenture Trustees and (v) all holders of Canadian Secured Term and Note Claims and/or PCA U.S. Secured Term and Notes Claims who may be entitled to receive distribution of property pursuant to the Plan, and (vi) if a holder votes his Claims to accept the Plan, such holder of a Pioneer 2000 Group Claim and, in each case, any affiliate of such persons (the persons specified in clauses (i), (ii), (iii), (iv), (v), and (vi) are referred to collectively as the "Debtors' Releasees"), from any and all claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown which the Debtors ever had, now have, or hereafter can, shall or may have, in law, equity or otherwise, for, upon or arising out of or by reason of any fact, event, circumstance, matter, cause or thing whatsoever taking place on or prior to the Effective Date in any way relating to the Debtors' Releasees, the Debtors, the Chapter 11 Cases or the Plan, including claims or causes of action under Chapter 5 of the Bankruptcy Code. If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtors, with the prior consent of the Creditors' Committee, reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them; provided, however, that the foregoing releases shall not apply to any claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees) in the case of fraud.

         (c) Mutual Releases. On the Effective Date, the Debtors, the Debtors in Possession, the members of the Creditors' Committee, the members of the Ad Hoc Committee, and the Indenture Trustees shall be deemed to have released each other, its, and such other's affiliates, principals, officers, directors, attorneys, accountants, financial advisors, advisory affiliates, employees, and agents from any and all Claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown which they ever had, now have, or hereafter can, shall or may have, in law, equity or otherwise, for, upon or arising out of or by reason of any fact, event, circumstance, matter, cause or thing whatsoever taking place on or prior to the Effective Date in any way relating to the Debtors, the Debtors in Possession, the members of the Creditors' Committee, the Ad Hoc Committee, the Indenture Trustees, the Chapter 11 Cases, or the Plan; provided, however, that the foregoing mutual release shall not apply to any claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees) (i) arising under or based on the Plan, the Plan Documents, or any other document, instrument or agreement to be executed or delivered thereunder or (ii) in the case of fraud. If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtors, with the prior consent of the Creditors' Committee, reserve the right to amend the Plan so as to give effect as much as possible to the foregoing mutual releases, or to delete them.

                                  ARTICLE XI.

                           RETENTION OF JURISDICTION

         The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

         (b) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, adversary proceedings and contested matters arising in connection with the prosecution of Avoidance Claims.

         (c) To hear and determine any objection to Administrative Expense Claims, Claims or Equity Interests;

         (d) To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (e) To issue such Orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

         (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (g) To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

         (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan; (i) To recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (k) To make any determinations relating to or enforce any provisions of the Plan governed by the Protocol;

         (l) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (m) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

         12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

         12.2 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         12.3 Termination of Committee. The appointment of the Creditors' Committee shall terminate on the later of the Effective Date and the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses.

         12.4 Post-Confirmation Date Fees and Expenses. From and after the Confirmation Date, the Debtors and Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of Professional persons thereafter incurred by the Debtors and Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         12.5 Payment of Statutory Fees. All fees payable pursuant to section 1930 of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such fees on the Effective Date. The Reorganized Debtors shall timely pay post-confirmation quarterly fees assessed pursuant to 28 U.S.C. Section 1930(a)(6) until such time as the Bankruptcy Court enters a final decree closing these Chapter 11 Cases, or enters an order either converting these cases to cases under Chapter 7 or dismissing these cases. After confirmation, the Reorganized Debtors shall file with the Bankruptcy Court and shall transmit to the United States Trustee a true and correct statement of all disbursements made by the Reorganized Debtors for each month, or portion thereof, that these Chapter 11 Cases remain open in a format prescribed by the United States Trustee.

         12.6 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, subject to the prior approval of the Creditors' Committee, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.

         12.7 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         12.8 Revocation or Withdrawal of the Plan. The Debtors, subject to the prior approval of the Creditors' Committee, reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         12.9 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

         12.10 Notices. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        If to the Debtors:

        Pioneer Companies, Inc.
        700 Louisiana Street, Suite 4300
        Houston, Texas 77002
        Attn: Kent Stephenson
        Telephone: (713) 570-3257
        Facsimile: (713) 223-9202

        with copies to:

        Weil, Gotshal & Manges LLP              Weil, Gotshal & Manges LLP
        700 Louisiana, Suite 1600               100 Crescent Court, Suite 1300
        Houston, Texas 77002                    Dallas, Texas 75201
        Attn: Alan Shore Gover, Esq.            Attn: Robert C. Feldman, Esq.
        Telephone: (713) 546-5000               Telephone: (214) 746-7700
        Facsimile: (713) 224-9511               Facsimile: (214) 746-7777

        Dewey Ballantine LLP                    Kaye Scholer LLP
        1301 Avenue of the Americas             311 S. Wacker Drive, Suite 6200
        New York, New York  10019-6092          Chicago, IL 60606
        Attn:  Michael J. Sage, Esq.            Attn:  Richard G. Smolev, Esq.
        Telephone: (212) 259-8000               Telephone: (312) 583-2330
        Facsimile: (212) 259-6333               Facsimile: (312) 583-2360

         12.11 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

         12.12 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         12.13 Plan Supplement. Forms of the documents relating to the Amended PCI Certificate of Incorporation, the Amended PCI Bylaws, the New Notes, the New Tranche A Term Loan Agreement, the New Tranche B Notes Indenture, Schedules 6.1(a)(x) and 6.1(a)(y) referred to in Section 6.1 of the Plan, the MEIP, and all other material agreements related thereto, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to PCI in accordance with Section 12.12 of the Plan.

         12.14 Voting for Purposes of the Canadian Plan. The holders of Allowed PCA U.S. Secured Term and Note Claims and Allowed U.S. Deficiency Claims voting on the Plan shall be deemed to have cast the same vote (whether accepting or rejecting the Plan) on the Canadian Plan in the same aggregate amount as an Unsecured Creditor (as defined in the Canadian Plan) under the Canadian Plan. The holders of Allowed Canadian Secured Term and Note Claims voting on the Plan shall be deemed to have cast the same vote (whether accepting or rejecting the Plan) on the Canadian Plan in the same amount as a Secured Creditor (as defined in the Canadian Plan) under the Canadian Plan. The holders of Allowed Canadian Deficiency Claims voting on the Plan shall be deemed to have cast the same vote (whether accepting or rejecting the Plan) on the Canadian Plan in the same amount as an Unsecured Creditor (as defined in the Canadian Plan) under the Canadian Plan. The holders of Allowed Unsecured Claims against PCICC voting on the Plan shall be deemed to have cast the same vote (whether accepting or rejecting the Plan) for the Canadian Plan in the same amount as an Unsecured Creditor (as defined in the Canadian Plan) under the Canadian Plan.

         12.15 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         12.16 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.17 Exhibits/Schedules. All Exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

         12.18 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors, subject to the prior approval of the Creditors' Committee, shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         12.19 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

Dated:    Houston, Texas
          September 21, 2001


                                         PIONEER COMPANIES, INC.,
                                         a Delaware corporation
                                         (for itself and on behalf of each of
                                         the Subsidiaries)


                                         By:
                                            -----------------------------------
                                         Name:    Michael J. Ferris
                                         Title:   President and Chief Executive
                                                  Officer

                                    EXHIBIT A

                                  CANADIAN PLAN

C A N A D A                            S U P E R I O R C O U R T
                                 (BANKRUPTCY AND INSOLVENCY DIVISION)
                        --------------------------------------------------------

PROVINCE OF QUEBEC      IN THE MATTER OF A
DISTRICT OF MONTREAL    PLAN OF COMPROMISE OR ARRANGEMENT OF:
NO: 500-05-066677-012

                        PCI CHEMICALS CANADA INC., a legal person duly constituted under the laws of New Brunswick, having its principal place of business at 630 Blvd. Rene-Levesque West, in the City and District of Montreal, Province of Quebec, E2L 4S6;

                                                                      APPLICANT

                        -AND-

                        RICHTER & ASSOCIES INC., a legal person duly constituted under the laws of Quebec, having its principal place of business at 2 Place Alexis-Nihon, in the City and District of Montreal, Province of Quebec, H3Z 3C2;

                                                                        MONITOR


--------------------------------------------------------------------------------

                   AMENDED PLAN OF ARRANGEMENT AND COMPROMISE
                 UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT
                     (SECTIONS 4, 5 AND 5.1 OF THE C.C.A.A.)

--------------------------------------------------------------------------------


INTERPRETATION

SECTION 1.1  DEFINITIONS

        In the Plan (including the Schedule hereto), unless otherwise stated or the context otherwise requires:

        "AFFECTED CREDITOR" means any Creditor with a Claim, with the exception only of an Unaffected Creditor;

        "BNY" means BNY Asset Solutions LLC as administrative agent under the PCA Term Loan Agreement and the PCA Canadian Term Loan Agreement;

        "BUSINESS DAY" means a day which is not (i) a Saturday or a Sunday; or
        (ii) a day observed as a holiday under the laws of the Province of Quebec or the applicable federal laws of Canada;

        "CANADIAN SECURED TERM AND NOTE CLAIMS " means the Secured Claims (as defined in the US Plan) relating to the PCA Canadian Term Loan Agreement and the PCICC Senior Notes;

        "CCAA PROCEEDINGS" means the proceedings in respect of PCICC before the Court commenced pursuant to the CCAA; "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended;

        "CHARGE" means a hypothec, mortgage, pledge, lien, privilege or charge on or against a property to secure payment of debt or performance of an obligation, but only to the extent of the value of such property on the day that the Initial Order was made;

        "CLAIM" means any right of any Person against the Applicant in connection with any indebtedness, liability or obligation of any kind of the Applicant whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known, unknown, by guarantee, by surety or otherwise and whether or not such a right is executory in nature, including, without limitation, the right or ability of any person to advance a claim, including a Tax Claim, for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action whether existing at present or commenced in the future based in whole or in part on facts which existed prior to or at July 31, 2001 or based or resulting from the Plan or the restructuring and reorganization transactions implemented as a result of or pursuant to the Plan, the US Plan or any Order;

        "CLASS" means any category consisting of any of the Affected Creditors as set forth in Section 3.1 hereunder;

        "CONFIRMATION DATE" means the date that the Confirmation Order is made;

        "CONFIRMATION ORDER" means a final and executory Order sanctioning and approving the Plan , including the restructuring transactions set forth in Article 6 of the Plan, pursuant to Section 6 of the CCAA;

        "COURT" means the Superior Court of Quebec and, if applicable, the Court of Appeal of Quebec;

        "CREDITOR" means any Person having a Claim and may, if the context requires, mean an assignee of a Claim or a trustee, receiver, receiver manager or other Person acting on behalf of such Person;

        "CREDITORS' COMMITTEE" means the statutory committee of unsecured creditors appointed in the US Proceedings;

        "CREDITORS' MEETING(S)" means a meeting(s) of a Class of Affected Creditors called for the purpose of considering and voting upon the Plan and includes any adjournment of such meeting(s);

        "DEFICIENCY CLAIM" means any unsecured Claim of a Secured Creditor or of a holder of the PCA US Secured Term and Note Claims;

        "DOLLARS" or "$" means lawful money of Canada unless otherwise indicated;

        "DISBURSING AGENTS" shall have the meaning set forth in Section 5.13 of the Plan;

        "EFFECTIVE DATE" means the Effective Date as defined in the US Plan;

        "GUARANTEE" has the meaning assigned to such term in Section 6.7 of the Plan;

        "INDENTURE TRUSTEES" means, collectively, (i) US Trust, in its capacity as PCA Senior Notes Indenture Trustee and as PCICC Senior Notes Indenture Trustee, and (ii) BNY, in its capacity as PCA Term Loan Agreement Administrative Agent and as PCA Canadian Term Loan Agreement Administrative Agent;

        "INITIAL DISTRIBUTION DATE" means the date that is sixty (60) days after the Effective Date, or as soon thereafter as is practicable;

        "INITIAL ORDER" means the Order of the Court as amended from time to time, pursuant to which, among other things, the Applicant was granted certain relief on its initial application pursuant to the CCAA;

        "MONITOR" means Richter & Associes Inc. and any successor thereto appointed in accordance with the Initial Order or any further Order;

        "NEW COMMON STOCK" means the common stock of Reorganized PCI authorized and to be issued pursuant to the Plan and/or the US Plan;

        "NEW INDENTURE TRUSTEES" means, collectively, (i) the New Tranche A Term Notes Agent and (ii) the New Tranche B Notes Indenture Trustee;

        "NEW NOTES " means, collectively, the New Tranche A Term Notes, the New Tranche B Notes and the New Other Secured Notes (as defined in the US
        Plan);

        "NEW TRANCHE A TERM NOTES" has the meaning assigned to such term in
        Section 6.4 of the Plan;

        "NEW TRANCHE A TERM LOAN AGREEMENT" means the term loan agreement pursuant to which the New Tranche A Term Notes are issued;

        "NEW TRANCHE A TERM NOTES AGENT" means the administrative agent under the New Tranche A Term Loan Agreement;

        "NEW TRANCHE B NOTES" has the meaning assigned to such term in Section
        6.5 of the Plan;

        "NEW TRANCHE B NOTES INDENTURE" means the indenture pursuant to which the New Tranche B Notes are issued;

        "NEW TRANCHE B NOTES INDENTURE TRUSTEE" means the indenture trustees under the New Tranche B Notes Indenture;

        "ORDER" means any order of the Court in the CCAA Proceedings;

        "PAI" means Pioneer Americas, Inc.;

        "PCA" means Pioneer Corporation of America;

        "PCA CANADIAN TERM LOAN AGREEMENT" means that certain Term Loan Agreement, dated as of October 30, 1997, as amended, among PCA, the Lenders (as defined therein), certain other parties, and BNY;

        "PCA CANADIAN TERM LOAN AGREEMENT ADMINISTRATIVE AGENT" means BNY in its capacity as administrative agent under the PCA Canadian Term Loan Agreement;

        "PCA SENIOR NOTES" means the US$200 million in original aggregate principal amount of 91/4% Senior Secured Notes due June 2007 issued by PCA pursuant to the PCA Senior Notes Indenture;

        "PCA SENIOR NOTES INDENTURE" means that certain Indenture, dated as of June 17, 1997, as amended, among PCA, the Subsidiary Guarantors (as defined therein), and the US Trust;

        "PCA SENIOR NOTES INDENTURE TRUSTEE" means the US Trust, in its capacity as trustee and as collateral agent under the PCA Senior Notes Indenture;

        "PCA US SECURED TERM AND NOTE CLAIMS" means the Secured Claims (as defined in the US Plan) relating to the PCA Term Loan Agreement and PCA Senior Notes;

        "PCA TERM LOAN AGREEMENT" means that certain Term Loan Agreement dated as of June 17, 1997, as amended, among PCA, the Lenders (as defined therein), certain other parties, and BNY;

        "PCA TERM LOAN AGREEMENT ADMINISTRATIVE AGENT" means BNY in its capacity as administrative agent under the PCA Term Loan Agreement; "PERSON" means any individual, partnership, joint venture, trust, corporation, unincorporated organization, government or any agency or instrumentality thereof, or any other juridical entity howsoever designated or constituted; "PCI" means Pioneer Companies Inc.; "PCICC" means PCI Chemicals Canada Inc. or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date, including PCICC ULC; "PCICC ULC" means the corporation resulting from the amalgamation referred to in Section 6.1(xvi) in respect of the implementation of the Plan;

        "PCICC SENIOR NOTES" means the US$175 million in original aggregate principal amount of 91/4% Senior Secured Notes due October 2007 issued by PCICC pursuant to the PCICC Senior Notes Indenture;

        "PCICC SENIOR NOTES INDENTURE" means that certain Indenture, dated as of October 30, 1997, as amended, among PCICC, the Guarantors (as such term is defined therein), and the US Trust, in its capacity as trustee and as collateral agent;

        "PCICC SENIOR NOTES INDENTURE TRUSTEE" means the US Trust, in its capacity as trustee and as collateral agent under the PCICC Senior Notes Indenture;

        "PIONEER" means, collectively, PCI, PCA, PAI, PCICC and their other subsidiaries and other affiliates;

        "PLAN" means this Plan of arrangement and compromise of the Applicant under the CCAA, as same may hereafter be amended or supplemented from time to time in accordance with the terms hereof;

        "PROTOCOL" means the cross-border insolvency protocol approved by the Court in the CCAA Proceedings and by the US Bankruptcy Court in the US Proceedings;

        "PROVEN CLAIM" of an Affected Creditor means the amount of a Claim of such Affected Creditor as accepted by the Monitor or as determined by a final and executory judgment for voting and distribution purposes in the CCAA Proceedings or in the US Proceedings, as applicable;

        "QUARTER" means the period beginning on the Effective Date and ending on the next of October 31, January 31, April 30 and July 31, and each three-month period thereafter;

        "RECORD DATE" means the day that is five days from and after the Confirmation Date (as defined in the US Plan);

        "REORGANIZED PAI" means PAI, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date;

        "REORGANIZED PCI" means PCI, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date;

        "REORGANIZED PIONEER" means Pioneer, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date;

        "REQUIRED MAJORITY" means, in respect of each Class, an affirmative vote of two-thirds in value of all Proven Claims of such Class for voting purposes voted in accordance with the voting procedures applicable to the Plan (whether in person or by proxy) and a majority in number of all such voting Creditors of such Class;

        "RESERVE" shall have the meaning set forth in Section 5.10 of the Plan;

        "SECURED CREDITOR" means a holder of a Canadian Secured Term and Note Claim;

        "SECURED CROWN CLAIMS" means the crown claims described in subsection 18.2(1) of the CCAA;

        "SUBSEQUENT DISTRIBUTION DATE " means the twentieth day after the end of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter; provided, however, that the first and second Subsequent Distribution Dates shall occur on the twentieth day after the end of the second and fourth Quarters, respectively, following the Quarter in which the Initial Distribution Date occurs;

        "TAX" or "TAXES" shall mean any and all federal, provincial, municipal, local and foreign taxes, assessments, reassessments and other governmental charges, duties, impositions and liabilities including for greater certainty taxes based upon or measured by reference to gross receipts, income, profits, sales, capital, use and occupation, goods and services, and value added, ad valorem, transfer, franchise, withholding, custom duties, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, fines and additions with respect to such amounts;

        "TAX CLAIMS" means any and all Claims for Taxes by any federal, provincial, territorial, municipal, local or foreign authority, agency or government (including, without limitation, any and all Claims for Taxes by Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, the Customs and Revenue Agency of Canada and any similar revenue or taxing authority of any province or territory of Canada) in respect of any taxation year or period ending on or before the Effective Date including, without limitation, any Taxes arising out of or attributable to any transaction to be completed in accordance with the Plan and, in the case where a current taxation year does not end on the Effective Date, any Taxes due in respect of or attributable to that portion of the period commencing at the beginning of such current taxation year up to and including the Effective Date;

        "UNAFFECTED CREDITOR" means a holder of a Claim in respect of which PCICC is authorized by the Initial Order to pay and has paid or made arrangement in writing prior to the Creditors' Meetings(s), and includes Congress Financial Corporation (Southwest) and Congress Financial Corporation (Canada) as per the US Plan;

        "UNSECURED CREDITOR" means a holder, other than a Secured Creditor or an Unaffected Creditor, of any Claim (including a Deficiency Claim) including, for greater certainty, all Claims of the nature described in
        Section 18.4(1) of the CCAA;

        "US BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, having jurisdiction over the US Proceedings, or if such Court ceases to exercise jurisdiction over the US Proceedings, such Court or adjunct thereof that exercises jurisdiction over the US Proceedings in lieu of the United States Bankruptcy Court for such district;

        "US PLAN" means the joint Plan of reorganization filed by Pioneer in the US Proceedings and attached as Schedule "A" as the same may be modified or amended, prior to the Creditors' Meeting(s);

        "US PROCEEDINGS" means each and all of the bankruptcy cases commenced by Pioneer under Chapter 11 of title 11 of the United States Code by filing voluntary petitions for relief with the US Bankruptcy Court, case no. 0138259-H3-11;

        "US TRUST" means United States Trust Company of New York.


SECTION 1.2  INTERPRETATION, ETC.

        For purposes of the Plan:


ANY REFERENCE IN THE PLAN TO A CONTRACT, INSTRUMENT, RELEASE, INDENTURE, OR OTHER AGREEMENT OR DOCUMENT'S BEING IN A PARTICULAR FORM OR ON PARTICULAR TERMS AND CONDITIONS MEANS THAT SUCH DOCUMENT SHALL BE SUBSTANTIALLY IN SUCH FORM OR SUBSTANTIALLY ON SUCH TERMS AND CONDITIONS;

ANY REFERENCE IN THE PLAN TO AN EXISTING DOCUMENT OR EXHIBIT FILED OR TO BE FILED MEANS SUCH DOCUMENT OR EXHIBIT AS IT MAY HAVE BEEN OR MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED;

UNLESS OTHERWISE SPECIFIED, ALL REFERENCES IN THE PLAN TO SECTIONS, ARTICLES AND SCHEDULES ARE REFERENCES TO SECTIONS, ARTICLES AND SCHEDULES OF OR TO THE PLAN;

THE WORDS "HEREIN" AND "HERETO" REFER TO THE PLAN IN ITS ENTIRETY RATHER THAN TO A PARTICULAR PORTION OF THE PLAN;

CAPTIONS AND HEADINGS TO ARTICLES AND SECTIONS ARE INSERTED FOR CONVENIENCE OF REFERENCE ONLY AND ARE NOT INTENDED TO BE A PART OF OR TO AFFECT THE INTERPRETATION OF THE PLAN;

WHERE THE CONTEXT REQUIRES, A WORD OR WORDS IMPORTING THE SINGULAR SHALL INCLUDE THE PLURAL AND VICE VERSA;

THE WORDS "INCLUDES" AND "INCLUDING" ARE NOT LIMITING;

THE PHRASE "MAY NOT" IS PROHIBITIVE AND NOT PERMISSIVE; AND

THE WORD "OR" IS NOT EXCLUSIVE.

SECTION 1.3  DATE FOR ANY ACTION

        In the event that any date on which any action is required to be taken under the Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.4  TIME

        All times expressed in the Plan are local time Montreal, Quebec, Canada unless otherwise stipulated.


SECTION 1.5  STATUTORY REFERENCES

        Any reference in the Plan to a statute includes all regulations made thereunder and all amendments to such statute or regulations in force from time to time.


SECTION 1.6  SUCCESSORS AND ASSIGNS

        The Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in the Plan.


SECTION 1.7  SCHEDULE(S)

        Schedule "A" to the Plan is incorporated by reference into the Plan and forms an integral part of it.

                                   ARTICLE 2
                         PURPOSE AND EFFECT OF THE PLAN

SECTION 2.1  BACKGROUND

        The circumstances and events leading up to the Plan are summarized in the initial application made by PCICC in the CCAA Proceedings pursuant to which the Initial Order was granted.


SECTION 2.2  PERSONS AFFECTED

        The Plan provides for a coordinated restructuring of the Claims of Affected Creditors of PCICC. The Plan will become effective on the Effective Date and shall be binding on and enure to the benefit of the Applicant and the Affected Creditors.


SECTION 2.3  PERSONS NOT AFFECTED

        For greater certainty the Plan does not affect Unaffected Creditors. Nothing in the Plan shall affect the Applicant's rights and defences, both legal and equitable, with respect to any Claims of Unaffected Creditors including, but not limited to, all rights with respect to legal and equitable defences or entitlements to setoffs or recoupments against such Claims.


SECTION 2.4  SECURED CROWN CLAIMS

        Secured Crown Claims shall be paid in full within six (6) months after the Confirmation Order.

SECTION 2.5  APPROVAL OF RESTRUCTURING TRANSACTIONS

        The solicitation of votes on the Plan shall be deemed a solicitation for the approval of all the restructuring transactions contemplated in Article 6 of the Plan. Entry of the Confirmation Order shall constitute approval of such transactions and all implementing documents.


                                   ARTICLE 3
      CLASSIFICATION OF CREDITORS, VALUATION OF CLAIMS AND RELATED MATTERS

SECTION 3.1  CLASSES OF AFFECTED CREDITORS

        The Classes of Affected Creditors for the purpose of considering and voting on the Plan shall be the following:

        -  Class 1 : Secured Creditors and

        -  Class 2 : Unsecured Creditors.


SECTION 3.2  PROCEDURE FOR VALUING CLAIMS

       (i) The procedure for valuing Claims and resolving disputes is set forth in the Initial Order and the Protocol;

      (ii) For greater certainty, the Initial Order and the Protocol provide that the filing, valuation and treatment of Claims of the Secured Creditors and the holders of Deficiency Claims shall be made and done in the US Proceedings (in accordance with the US Plan).


SECTION 3.3  CREDITORS' MEETING(S)

       (i) The Creditors' Meeting(s) shall be held in accordance with the Plan, the Initial Order and any further Order. The only persons entitled to attend such Creditors' Meeting(s) are those persons, including the holders of proxies, entitled to vote at the Creditors' Meeting(s), and their legal counsel, the Monitor, the Creditors' Committee and the officers, directors and legal counsel of the Applicant;

      (ii) After the time for voting on the US Plan has expired, but prior to the Creditors' Meeting(s), PCICC shall cause to be filed with the Court an affidavit from the Balloting Agent (as defined in the US Plan) which shall set forth the identity and amount of Claim of each Secured Creditor and Unsecured Creditor (including a holder of Deficiency Claims), as well as a statement as to the manner in which each such person voted on the US Plan. All votes of Secured Creditors and of Unsecured Creditors (including holders of Deficiency Claims) identified in such affidavit shall be treated as proxies given to the Monitor for the purposes of casting a similar vote in respectively Class 1 and Class 2 of the Plan.

SECTION 3.4  CLAIMS FOR VOTING PURPOSES

        Each Affected Creditor who is entitled to vote shall be entitled to that number of votes for such Class as is equal to the dollar value of its Proven Claim.


SECTION 3.5  APPROVAL BY EACH CLASS

        The Applicant will seek approval of the Plan by the affirmative vote of the Required Majority of each Class, the whole in accordance with the provisions of the Initial Order, the Protocol and any further Order.


                                   ARTICLE 4
                        TREATMENT OF AFFECTED CREDITORS

SECTION 4.1  CLASS 1 : SECURED CREDITORS

        Subject to the approval by the Required Majority in each Class and to the distribution provisions and as set forth in Article 5 hereof,

       (i) On the Effective Date, each Secured Creditor shall receive, pursuant to the implementation of the transactions set forth in
                Section 6.1 of the Plan (including, without limitation, the exchanges provided for in Sections 6.1(ix) and (x) of the Plan) and on account of its Proven Claim as of the Record Date its pro rata share of 57% of (i) the New Tranche A Term Notes, (ii) the New Tranche B Notes and (iii) the 9,700,000 shares of the New Common Stock, the whole as per the US Plan;

      (ii) Acceptance of the Plan by the Secured Creditors shall constitute an instruction by the Secured Creditors to the respective Indenture Trustees and New Indenture Trustees, as the case may be, to take all actions necessary to effectuate the Plan.


SECTION 4.2  CLASS 2 : UNSECURED CREDITORS

        Subject to the approval by the Required Majority in each Class and to the distribution provisions as set forth in Article 5 hereof,


(i) Each Unsecured Creditor, excluding a holder of Deficiency Claims, may elect to receive, in full satisfaction, settlement, release and discharge of and in exchange for his Claim, either (i) the lesser of $750 or the amount of his Proven Claim; or (ii) on account of his Proven Claim his pro rata share of 300,000 shares of the New Common Stock, the whole as per the US Plan;

(ii) Holders of Deficiency Claims shall receive no distribution under the Plan.


                                   ARTICLE 5
                       PROVISIONS GOVERNING DISTRIBUTIONS

SECTION 5.1  PROVEN CLAIMS

        Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to all or any portion of a Claim of an Affected Creditor unless and until some portion hereof has become a Proven Claim.


SECTION 5.2  SURRENDER OF EXISTING SECURITIES

        As a condition precedent to receiving any distribution pursuant to the Plan, each Secured Creditor who holds securities in certificated form must surrender such PCICC Senior Note or other instrument evidencing such Canadian Secured Term and Note Claim to the appropriate Disbursing Agents pursuant to a letter of transmittal furnished by the appropriate Disbursing Agents. Any New Notes to be distributed pursuant to the Plan on account of any such Canadian Secured Term and Note Claim will, pending such surrender, be treated as an undeliverable distribution.


SECTION 5.3  DISTRIBUTION DATE

        Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of a Proven Claim shall be made on the Initial Distribution Date or as soon thereafter as is practicable. Distributions on account of Claims that become Proven Claims after the Effective Date shall be made on the relevant Subsequent Distribution Date.


SECTION 5.4  INTEREST

        Interest shall not accrue or be paid on Claims after the date of the Initial Order, and no holder of a Claim shall be entitled to interest accruing on or after the date of the Initial Order on any such Claim. Interest shall not accrue or be paid upon any disputed Claim in respect of the period from the date of the Initial Order to the date a final distribution is made thereon if and after such disputed Claim becomes a Proven Claim.


SECTION 5.5  MINIMUM DISTRIBUTIONS

        No payment of cash less than one-hundred dollars shall be made by PCICC to any holder of a Claim unless a request therefor is made in writing to the Applicant.


SECTION 5.6  FRACTIONAL SHARES; MULTIPLE OF NEW NOTES

        No fractional shares of New Common Stock or cash in lieu thereof shall be distributed under the Plan. When any distribution pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided in this subsection. New Tranche A Term Notes and New Tranche B Notes shall only be issued in multiples of US$1000. Any New Tranche A Term Notes and New Tranche B Notes that would otherwise have been distributed in multiples of other than US$1000. shall be rounded as follows: (i) amounts less than US$500 shall be reduced to $0 and (ii) amounts equal to or greater than US$500 shall be increased to US$1,000;


SECTION 5.7  UNCLAIMED DISTRIBUTIONS IN CASH

        Any distributions in cash under the Plan to Unsecured Creditors that are unclaimed for a period of one year after distribution thereof shall be revested in PCICC and any entitlement of any such holder shall be extinguished and forever barred.


SECTION 5.8  UNCLAIMED DISTRIBUTIONS OF NEW COMMON STOCK

        Distributions under the Plan of New Common Stock to Unsecured Creditors holding a Proven Claim that are unclaimed for a period of one year after distribution shall be added to the Reserve and any entitlement of such Unsecured Creditors to such distributions shall be extinguished and forever barred. Any other distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in Reorganized Pioneer and any entitlement of any holder of any Claim shall be extinguished and forever barred.


SECTION 5.9  DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE

        As at the close of business on the Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. PCICC shall have no obligation to recognize any transfer of any Claims occurring after the Record Date. PCICC shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan) with only those record holders stated on the claims register as of the close of business on the Record Date.


SECTION 5.10 DISTRIBUTIONS OF NEW COMMON STOCK WITHHELD FOR DISPUTED CLAIMS OF UNSECURED CREDITORS

        (i) Establishment and Maintenance of Reserve. On the Initial Distribution Date and each Subsequent Distribution Date, Reorganized Pioneer shall reserve from the distributions of New Common Stock to be made on such dates to Unsecured Creditors holding a Proven Claim, an amount of New Common Stock equal to one hundred percent (100%) of the distributions to which Unsecured Creditors with a disputed Claim would be entitled under the Plan as of such dates if such Unsecured Creditors had a Proven Claim (the "RESERVE");

        (ii) Property Held in Reserve. New Common Stock held in the Reserve shall be held in trust by Reorganized Pioneer and each of its reorganized subsidiaries, including PCICC, for the benefit of the potential claimants of such securities and shall not constitute property of Reorganized PCI or of any of its reorganized subsidiaries, including PCICC.


SECTION 5.11 DISTRIBUTIONS OF NEW COMMON STOCK UPON ALLOWANCE OF DISPUTED CLAIMS OF UNSECURED CREDITORS

        Unsecured Creditors with a disputed Claim that becomes a Proven Claim subsequent to the Initial Distribution Date shall receive distributions of New Common Stock from the Reserve and on the next Subsequent Distribution Date that follows the Quarter during which such disputed Claim becomes a Proven Claim. Such distributions of New Common Stock shall be made in accordance with the Plan based upon the distributions that would have been made to such Unsecured Creditor under the Plan if his Claim had been a Proven Claim on or prior to the Effective Date.


SECTION 5.12 SURPLUS DISTRIBUTIONS OF NEW COMMON STOCK TO UNSECURED CREDITORS HOLDING A PROVEN CLAIM

        The following consideration shall constitute surplus distributions (the "Surplus Distributions") pursuant to the Plan: (i) pursuant to Section 5.8 of the Plan, distributions of New Common Stock under the Plan to Unsecured Creditors holding a Proven Claim that are unclaimed for a period of one year after distribution thereof; and (ii) to the extent that a disputed Claim of an Unsecured Creditor is not a Proven Claim or becomes a Proven Claim in an amount less than the amount of the disputed Claim, the excess of New Common Stock in the Reserve over the New Common Stock actually distributed on account of such disputed Claim of an Unsecured Creditor. The Surplus Distributions of New Common Stock shall be distributed to the Unsecured Creditors holding a Proven Claim pursuant to Section 5.11; provided, however, that Reorganized PCI and PCICC shall not be under any obligation to make any Surplus Distributions of New Common Stock on a Subsequent Distribution Date unless the number of shares of New Common Stock to be distributed aggregates 30,000 or more, unless the distribution is the last distribution under the Plan.


SECTION 5.13  DISBURSING AGENTS

        The Indenture Trustees, or such Person(s) as the Indenture Trustees may designate, will act as Disbursing Agents under the Plan with respect to distributions to Secured Creditors, and will make all distributions required to be distributed under the applicable provisions of the Plan. The PCICC Senior Notes Indenture Trustee shall make all distributions in respect of Proven Claims relating to the PCICC Senior Notes Indenture. The PCA Canadian Term Loan Agreement Administrative Agent shall make all distributions in respect of Proven Claims relating to the PCA Canadian Term Loan Agreement. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than Reorganized PCI and each of its subsidiaries, including PCICC, will receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized PCI and each of its subsidiaries, including PCICC, on terms acceptable to Reorganized PCI and each of its subsidiaries, including PCICC. The Disbursing Agents shall hold all reserves and accounts pursuant to the Plan, including the Reserve.

                                   ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

SECTION 6.1  RESTRUCTURING TRANSACTIONS

        On or prior to the Effective Date, the following transactions shall be consummated, in accordance with the US Plan, by PCI, Reorganized PCI and each of their subsidiaries, including PCICC, and the holders as of the Record Date of the Allowed (as defined in the US Plan) PCA US Secured Term and Note Claims and the Secured Creditors holding a Proven Claim as of the Record Date, in the order set forth below; provided, however, that none of the following transactions shall occur unless all of the following transactions occur, and provided that the Secured Creditors shall receive the distributions provided for in Section
4.1 of the Plan:

        (i) On or prior to the Effective Date, PCICC shall continue into a Nova Scotia company;

        (ii) On or prior to the Effective Date, PCICC shall incorporate a Nova Scotia unlimited liability company as a subsidiary;

        (iii) On or prior to the Effective Date, PCA shall form a new corporation ("NEWCO"), a Delaware corporation;

        (iv) PCA shall contribute the stock of PCICC and all of its other subsidiaries (including PAI) to Newco for shares of Newco;

        (v) PCA shall file Articles of Conversion in Delaware, thus becoming a limited liability company. This entity will hereinafter be referred to as PCA LLC;

        (vi)    PCA LLC shall distribute the stock of Newco to PCI;

        (vii) Newco shall be merged into PCI, the survivor being PCI. Pursuant to the merger, Newco's assets, consisting of the stock of PCICC and its other subsidiaries, shall be transferred to PCI;

        (viii) PCI shall contribute the stock of PAI to PCA LLC for a membership interest in PCA LLC having an equivalent value;

        (ix) Allowed (as defined in the US Plan) PCA US Secured Term and Note Claims as of the Record Date, shall be exchanged for Proven Claims relating to the PCICC Senior Notes, based on the proportion of their Allowed (as defined in the US Plan) PCA US Secured Term and Note Claim determined by the formula A x [B/C x 57%] where A is the amount of a particular holder's Allowed (as defined in the US Plan) PCA US Secured Term and Note Claims; B is the aggregate amount of the Proven Claims relating to the PCICC Senior Notes and C is the aggregate amount of the Canadian Secured Term and Note Claims (that are Proven Claims) (the exchanged Claims are referred to as the "Exchanged Allowed PCA US Secured Term and Note Claims" and the Claims which are retained by the initial holders are referred to as the "Retained Initial Allowed PCA US Secured Term and Note Claims"), and the holders of Proven Claims relating to the PCICC Senior Notes shall receive their pro rata share of the Exchanged Allowed PCA US Secured Term and Note Claims and the holders of the Allowed (as defined in the US Plan) PCA US Secured Term and Note Claims shall receive on the exchange from the holders of the Proven Claims relating to the PCICC Senior Notes, their pro rata share of the proportion of Proven Claims relating to the PCICC Senior Notes determined by the formula E x 43% where E is the aggregate Proven Claims relating to the PCICC Senior Notes;

        (x) Proven Claims relating to the PCA Canadian Term Loan Agreement shall be exchanged for Proven Claims relating to the PCICC Senior Notes as of the Record Date, based on the proportion of the Proven Claims relating to the PCA Canadian Term Loan Agreement determined by the formula A x [B/C x 57%] where A is the amount of a particular holder's Proven Claim relating to the PCA Canadian Term Loan Agreement, B is the aggregate amount of the Proven Claims relating to the PCICC Senior Notes and C is the aggregate amount of the Canadian Secured Term and Note Claims (that are Proven Claims) (the exchanged Claims are referred to as the "Exchanged PCA Canadian Term Loan Claims" and the Claims which are retained by the initial holders are referred to as the "Retained Initial Allowed Secured PCA Canadian Term Loan Claims"), and the holders of Proven Claims relating to the PCICC Senior Notes shall receive their pro rata share of the Exchanged PCA Canadian Term Loan Claims and the holders of the Exchanged PCA Canadian Term Loan Claims shall receive on the exchange from the holders of Proven Claims relating to the PCICC Senior Notes their pro rata share of the proportion of the Proven Claims relating to the PCICC Senior Notes determined by the formula D x [E/F x 57%] where D is the amount of the Proven Claims relating to the PCICC Senior Notes, E is the aggregate amount of the Proven Claims relating to the PCA Canadian Term Loan Agreement and F is the aggregate amount of the Canadian Secured Term and Note Claims (that are Proven Claims);

        (xi) PCI shall contribute to PCA LLC 9,700,000 shares of the New Common Stock;

        (xii) Subject to giving effect to the exchanges provided for in Sections 6.1(ix) and (x) of the Plan, Allowed (as defined in the US Plan) PCA US Secured Term and Note Claims shall be transferred to PCA LLC.

        (xiii) Holders of the Retained Initial Allowed PCA US Secured Term and Note Claims shall receive in exchange for such Claims, their proportionate share of the balance of the 9,700,000 shares of New Common Stock and New Tranche A Term Notes that will not be distributed in the distributions provided for in Sections 6.1(xv) and (xviii)of the Plan;

        (xiv) Subject to giving effect to the exchanges provided for in Sections 6.1(ix) and (x) of the Plan, Proven Claims relating to the PCA Canadian Term Loan Agreement shall be transferred to PCA LLC.

        (xv) Holders of the Retained Initial Allowed Secured PCA Canadian Term Loan Claims shall receive in exchange for those Claims, their proportionate share of (i) 9,700,000 shares of the New Common Stock (to be delivered by PCA LLC) and (ii) the New Tranche A Term Notes (to be issued by PCA LLC) determined by the formula A/(A+43%) where A is the amount determined by the formula C/D x 57%, where C is the aggregate amount of the Proven Claims in respect of the PCA Canadian Term Loan Agreement and D is the aggregate amount of the Canadian Secured Term and Note Claims (that are Proven Claims);

        (xvi) PCICC and the subsidiary incorporated in Section 6.1(ii) of the Plan shall amalgamate to form PCICC ULC;

        (xvii) Subject to giving effect to the exchanges provided for in Sections 6.1(ix) and (x) of the Plan, PCICC ULC shall issue the New Tranche B Notes in exchange for the Proven Claims relating to the PCICC Senior Notes;

        (xviii) Former holders of the Exchanged Secured PCA Canadian Term Loan
                Claims who did not receive shares of the New Common Stock and the New Tranche A Term Notes pursuant to Section 6.1(xv) of the Plan shall receive their proportionate share of the New Common Stock and the New Tranche A Term Notes based on the same formula used in Section 6.1(xv) of the Plan to determine the proportionate share received by the holders mentioned in Section 6.1(xv) of the Plan. Former holders of the Exchanged Allowed PCA US Secured Term and Note Claims who did not receive shares of the New Common Stock and the New Tranche A Term Notes pursuant to Section 6.1(xv) of the Plan above shall receive their proportionate share of the New Common Stock and the New Tranche A Term Notes after subtracting the distributions to be made to both the holders of the Retained Initial Allowed Secured PCA Canadian Term Loan Claims and the Exchanged PCA Canadian Term Loan Claims.

        (xix) PCI shall contribute PCA LLC to PCICC ULC in exchange for preference stock of PCICC ULC having a fair market value equal to the value of PCA LLC;

        (xx) PAI shall be merged into PCA LLC, the survivor being PCA LLC which shall change its name to PAI LLC;

        (xxi) All inter-company debts owing by PAI LLC to PCICC ULC shall remain outstanding and be paid in the ordinary course of business.

        (xxii) For greater certainty, the approval and confirmation of the Plan shall constitute the approval of each Secured Creditor holding a Proven Claim as of the Record Date to each transaction listed above in the order set forth above including, without limitation, the exchanges provided for in Sections 6.1(ix), (x),
                (xii), (xiii), (xiv), (xv), (xvii) and (xviii) of the Plan without any further action required to be taken by such Secured Creditor and each Secured Creditor irrevocably appoints PCI, Reorganized PCI and each of their subsidiaries, including PCICC, as his agent to give effect to all of the transactions described above.

SECTION 6.2  CHARGES SECURING NEW TRANCHE A TERM LOAN AND NEW TRANCHE B NOTES

        The New Tranche A Term Notes and the New Tranche B Notes shall be secured by (i) first priority Charges on all of Reorganized PCI and each of its subsidiaries, including PCICC's real and personal property, tangible and intangible assets, rights, titles, and interests now owned or hereinafter acquired, with the exception of (a) those assets of all of Reorganized PCI and each of its subsidiaries, including PCICC's that are subject to Charges on accounts receivable, inventory, and general intangibles that relate thereto pursuant to the Existing Credit Facility (as defined in the US Plan) and (b) those assets of all of Reorganized PCI and each of its subsidiaries, including PCICC's that are subject to Charges relating to or arising under the Other Secured Claims (as defined in the US Plan); and (ii) second priority Charges on all assets of Reorganized PCI and each of its subsidiaries, including PCICC, that are subject to other Charges (other than assets that are subject to Charges to secure the Exit Facility (as defined in the US Plan), unless the Exit Facility (as defined in the US Plan) allows for the grant of such Charges) as of the Effective Date, provided, however, that such second priority Charges shall be subject and subordinate to the enforcement rights of the senior chargeholder under the Exit Facility (as defined in the US Plan). The New Tranche A Term Notes and the New Tranche B Notes shall rank senior in right of payment to all other indebtedness and obligations of all of Reorganized PCI and each of its subsidiaries, including PCICC's, with the exception of the Exit Facility (as defined in the US Plan) with respect to which the New Tranche A Term Notes and the New Tranche B Notes shall rank pari passu. On the Effective Date, PCICC shall execute and deliver to the appropriate New Indenture Trustee, in connection with the New Tranche A Term Loan Agreement and in connection with the New Tranche B Notes Indenture, such documents, instruments, and agreements entered into in connection therewith. On the Effective Date, PCICC shall execute and deliver such further documents, instruments, and agreements necessary to effectuate and further evidence the terms and conditions of the Plan.


SECTION 6.3  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

        On the Effective Date, the PCICC Senior Notes, PCA Senior Notes, and any or all instruments evidencing Canadian Secured Term and Note Claims and PCA US Secured Term and Notes Claims shall be cancelled and extinguished, and the holders thereof shall have no rights and such instruments shall evidence no rights, except the right to receive the distributions, if any, to be made to holders of such instruments under the Plan and pursuant to the implementation of the transactions set forth in Section 6.1 of the Plan. Except with respect to the performance by the Indenture Trustees or their agents of the obligations of the Indenture Trustees under the Plan or in connection with any distribution to be made under the Plan, effective as of the Effective Date, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with, as the case may be, the PCA Senior Notes Indenture, the PCICC Senior Notes Indenture, the PCA Term Loan Agreement, the PCA Canadian Term Loan Agreement and related agreements and released from all Claims arising in the CCAA Proceedings and, effective as of the Effective Date, the PCICC Senior Notes Indenture, the PCA Senior Notes Indenture, the PCA Term Loan Agreement, and the PCA Canadian Term Loan Agreement shall be deemed cancelled, except that such cancellation shall not impair the rights of either
(i) the holders of PCICC Senior Notes or (ii) the holders of debt under the PCA Canadian Term Loan Agreement to receive distributions under the Plan or the rights of Indenture Trustees under their respective Charges, if any, pursuant to, as the case may be, the PCICC Senior Notes Indenture or the PCA Canadian Term Loan Agreement to the extent that any of the Indenture Trustees have not received payment.


SECTION 6.4  NEW TRANCHE A TERM NOTES

        The New Tranche A Term Notes shall be in the aggregate principal amount of US$50 million, shall be issued by PCA or its successor in interest pursuant to the New Tranche A Term Loan Agreement, shall bear interest at the LIBOR Rate (as defined in the US Plan) plus 350 basis points, shall be payable monthly, shall be prepayable with excess cash flow and shall mature on the date five (5) years after the Effective Date (the "NEW TRANCHE A TERM NOTES").


SECTION 6.5  NEW TRANCHE B NOTES

        The New Tranche B Notes shall be in the aggregate principal amount of US$150 million, shall be issued by PCICC or its successor in interest pursuant to the New Tranche B Notes Indentures, shall bear interest at 10% per annum, shall be payable semi-annually and shall mature on the date seven (7) years after the Effective Date (the "NEW TRANCHE B NOTES").

        The New Tranche B Notes shall be redeemable at a price equal to 105% of the principal amount thereof until the fourth anniversary of the Effective Date, at a price equal to 102.5% of the principal amount from the fourth anniversary of the Effective Date until the fifth anniversary of the Effective Date, and at a price equal to 100% of the principal amount thereof thereafter. Any such redemption shall include accrued and unpaid interest.



SECTION 6.6  NEW COMMON STOCK

        The New Common Stock shall have a par value of US$.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable non bankruptcy law or in the Amended PCI Certificate of Incorporation (as defined in the US Plan) and the Amended PCI Bylaws (as defined in the US Plan).


SECTION 6.7  GUARANTEE

        On the Effective Date, PCICC will guarantee payment in full when due, whether at maturity, by acceleration, redemption, or otherwise, of all other obligations under the New Tranche A Term Notes ("GUARANTEE").

                                   ARTICLE 7
                            CONDITIONS PRECEDENT TO
                           EFFECTIVENESS OF THE PLAN

SECTION 7.1  CONFIRMATION OF US PLAN

        (i) Provided that the Plan is approved by the Required Majority in each Class and provided that the Confirmation Order (as defined in the US Plan) in the US Proceedings has been issued, the Applicant will seek the Confirmation Order for the sanction and approval of the Plan, with conclusions under Section 18.6 of the CCAA giving effect to the US Plan in Canada;

        (ii) If the US Plan is revoked or withdrawn, or if the Confirmation Order (as defined in the US Plan) is vacated in the US Proceedings, the Plan shall be deemed null and void in all respects.


SECTION 7.2  IMPLEMENTATION OF TRANSACTIONS

        The Applicant shall substantially implement and consummate, before and/or after the Confirmation Order, the restructuring and reorganization transactions contemplated in the Plan. The Confirmation Order shall authorize and direct that PCICC take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of the Plan set forth in Article 6 hereof.


SECTION 7.3  EFFECTIVENESS OF THE US PLAN

        The Plan is subject to all conditions precedent to effectiveness set forth in the US Plan and, for greater certainty, shall not become effective unless and until the US Plan has become effective as per the terms of the US Plan.


                                   ARTICLE 8
                             EFFECTIVENESS OF PLAN

SECTION 8.1  DISCHARGE OF PCICC AND ITS DIRECTORS

        The rights afforded herein and the treatment of all Claims shall be in exchange for and in complete satisfaction, discharge and release of claims of any nature whatsoever, including any interest accrued on such claims from and after the Initial Order, against PCICC and its directors as per the provisions of Section 5.1 of the CCAA, or any of their assets or properties. Except as otherwise provided in the Plan, on the Effective Date, all such Claims, including Tax Claims, against PCICC and its directors shall be satisfied, discharged and released in full, and all assets and properties of PCICC shall be free and clear of all Claims and Charges.

        Notwithstanding anything contained herein, the Claims of Congress Financial Corporation (Southwest) and Congress Financial Corporation (Canada) and all Charges relating thereto, shall survive the Effective Date and implementation of the Plan, and shall not hereby be released, discharged or otherwise compromised.

SECTION 8.2  LIMITATION OF LIABILITY

        Neither PCICC, the Creditors' Committee, the Ad Hoc Committee (as defined in the US Plan), US Trust nor any of their respective post-Initial Order employees, officers, directors, agents or representatives, or any professional (which, for the purpose of this Section, shall include any Canadian counsel of PCI, Reorganized PCI and each of their subsidiaries, including PCICC, the Ad Hoc Committee (as defined in the US Plan) or the Creditors' Committee) employed by any of them (a "PLAN PARTICIPANT"), shall have or incur any liability to any Person whatsoever, including, specifically, any holder of a Claim, under any theory of liability (except for any claim based upon wilful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, preparing, disseminating, implementing, confirming or consummating the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of the Plan or under any agreement or other document entered into by such Person either post-Initial Order or in accordance with the terms of the Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date. In all respects, PCICC, the Creditors' Committee, the Ad Hoc Committee (as defined in the US Plan), and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall bar public investors from bringing direct, rather than derivative, claims against officers, directors and other third parties.


SECTION 8.3  RELEASES

        Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, PCICC will release unconditionally, and hereby is deemed to release unconditionally (i) PCICC's officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, attorney, accountant or other representative of the Creditors' Committee, (iii) the Ad Hoc Committee (as defined in the US Plan) and, solely in their capacity as members or representatives of the Ad Hoc Committee, each member, consultant, attorney, accountant or other representative of the Ad Hoc Committee (as defined in the US Plan), (iv) the Indenture Trustees and (v) all Secured Creditors who may be entitled to receive distribution of property pursuant to the Plan, (the entities specified in clauses (i), (ii), (iii), (iv) and (v) are referred to collectively as the "PCICC's Releasees"), from any and all claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown which PCICC ever had, now have, or hereafter can, shall or may have, in law, equity or otherwise, for, upon or arising out of or by reason of any fact, event, circumstance, matter, cause or thing whatsoever taking place on or prior to the Effective Date in any way relating to PCICC's Releasees, PCICC, the CCAA Proceedings or the Plan; provided, however, that the foregoing releases shall not apply in the case of fraud. If and to the extent that the Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then

PCICC, with the prior consent of the Creditors' Committee, reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.


SECTION 8.4  MUTUAL RELEASES

        On the Effective Date, PCICC, the members of the Creditors' Committee, the members of the Ad Hoc Committee (as defined in the US Plan), and the Indenture Trustees shall be deemed to have released each other, its, and such other's affiliates, principals, officers, directors, attorneys, accountants, financial advisors, advisory affiliates, employees, and agents from any and all claims, Claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown which they ever had, now have, or hereafter can, shall or may have, in law, equity or otherwise, for, upon or arising out of or by reason of any fact, event, circumstance, matter, cause or thing whatsoever taking place on or prior to the Effective Date in any way relating to PCICC, the members of the Creditors Committee, the Ad Hoc Committee (as defined in the US
Plan), the Indenture Trustees, the CCAA Proceedings, or the Plan; provided, however, that the foregoing mutual release shall not apply to any claims, direct actions, causes of action, demands, rights, damages, judgments, debts, obligations, assessments, compensations, costs, deficiencies or other expenses of any nature whatsoever (including, without limitation, attorneys' fees) (i) arising under or are based on the Plan, or any other document, instrument or agreement to be executed or delivered thereunder or (ii) in the case of fraud. If and to the extent that the Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then PCICC, with the prior consent of the Creditors' Committee, reserve the right to amend the Plan so as to give effect as much as possible to the foregoing mutual releases, or to delete them.


                                   ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.1  PARAMOUNTCY

        From and after the Effective Date, any conflict between the Plan and the covenants, warranties, representations, terms, conditions, provisions or obligations, expressed or implied, of any contract, mortgage, security agreement, indenture, trust indenture, loan agreement, commitment letter, agreement for sale, by-laws of the Applicant, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between one or more of the Affected Creditors and the Applicant as at the Effective Date will be deemed to be governed by the terms, conditions and provisions of the Plan and the Confirmation Order, which shall take precedence and priority. For greater certainty, all Affected Creditors shall be deemed to consent to all transactions contemplated in the Plan. The implementation of the transactions contemplated in the Plan shall, in all respects, be subject to the implementation and effectiveness of the US Plan. To the extent that there is any inconsistency between the provisions of the Plan and the US Plan, the provisions of the US Plan shall prevail.

SECTION 9.2  WAIVER OF DEFAULTS

        From and after the Effective Date, each Affected Creditor shall be deemed to have waived any and all defaults then existing or previously committed by the Applicant in any covenant, warranty, representation, term, provision, condition or obligation, expressed or implied, in any contract, agreement, mortgage, security agreement, indenture, trust indenture, loan agreement, commitment letter, agreement for sale, lease or other agreement, written or oral and any and all amendments or supplements thereto, existing between any such Affected Creditor and the Applicant and any and all notices of default and demands for payment under any instrument, including, without limitation any guarantee, shall be deemed to have been rescinded.


SECTION 9.3  COMPROMISE EFFECTIVE FOR ALL PURPOSES

        The payment, compromise or other satisfaction of any Claim under the Plan, if sanctioned and approved by the Court, shall be binding upon such Affected Creditor, its heirs, executors, administrators, successors and assigns, for all purposes.


SECTION 9.4  PARTICIPATION IN DIFFERENT CAPACITIES

        Affected Creditors whose Claims are affected by the Plan may be affected in more than one capacity. Each such Affected Creditor shall be entitled to participate hereunder in each such capacity. Any action taken by an Affected Creditor in any one capacity shall not affect the Affected Creditor in any other capacity unless the Affected Creditor agrees in writing.


SECTION 9.5  MODIFICATION OF PLAN

        The Applicant reserves the right to file any modification of, amendment or supplement to the Plan by way of a supplementary Plan or Plans of compromise or arrangement or both filed with the Court at any time or from time to time prior to the Creditors' Meeting(s) or at a Creditors' Meeting, in which case any such supplementary Plan or Plans of compromise or arrangement or both shall, for all purposes, be and be deemed to be a part of and incorporated into the Plan. The Applicant shall give notice by publication or otherwise to all creditors in an affected Class of the details of any modifications or amendments prior to the vote being taken to approve the Plan. The Applicant may give notice of a proposed amendment or amendments to the Plan at the Creditors' Meeting(s) by notice in writing which shall be sufficient if given to those Creditors present at such meeting in person or by proxy. After such Creditors' Meeting(s) (and both prior to and subsequent to the Confirmation Order), the Applicant may at any time and from time to time vary, amend, modify or supplement the Plan if the Court determines that such variation, amendment, modification or supplement is of a minor, immaterial or technical nature that would not be materially prejudicial to the interests of any of the Affected Creditors under the Plan or the Confirmation Order and is necessary in order to give effect to the substance of the Plan or the Confirmation Order.

SECTION 9.6  DEEMING PROVISIONS

        In the Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.


SECTION 9.7  NOTICES

        Any notices or communication to be made or given hereunder shall be in writing and shall refer to the Plan and may, subject as hereinafter provided, be made or given by personal delivery, by courier, by prepaid mail or by telecopier addressed to the respective parties as follows:


IF TO THE APPLICANT:

                   PCI Chemicals Canada Inc.
                   c/o Stikeman Elliott
                   1155 Rene-Levesque Blvd. West, 40th floor
                   Montreal, Quebec
                   H3B 3V2

                   Attention: C. Jean Fontaine
                   Fax: (514) 397-3487


IF TO A CREDITOR:

                   (i) to the address for such Creditor specified in the proof of Claim filed by a Creditor or, if no proof of Claim has been filed, to such other address at which the notifying party may reasonably believe that the Creditor may be contacted.


IF TO THE MONITOR:

                   Richter & Associes Inc.
                   2, Place Alexis-Nihon
                   Montreal, Quebec
                   H3Z 3C2
                   Attention: Mr. Gilles Robillard
                   Fax: (514) 934-3484

or to such other address as any party may from time to time notify the others in accordance with this 0. In the event of any strike, lock-out or other event which interrupts postal service in any part of Canada, all notices and communications during such interruption may only be given or made by personal delivery or by telecopier and any notice or other communication given or made by prepaid mail within the five (5) Business Day period immediately preceding the commencement of such interruption, unless actually received, shall be deemed not to have been given or made. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or by delivery prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid, on the fourth Business Day following the date on which such notice or other communication is mailed. The unintentional failure by the Applicant to give notice contemplated hereunder to any particular creditor shall not invalidate the Plan or any action taken by any Person pursuant to the Plan.

SECTION 9.8  SEVERABILITY OF PLAN PROVISIONS

        If, prior to the Confirmation Date, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Applicant, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.


SECTION 9.9  REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

        The Applicant reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization or arrangement. If the Applicant revokes or withdraws the Plan, or if the Confirmation Order is not issued, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims) shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall prejudice in any manner the rights of the Applicant or any Person in any further proceedings involving the Applicant.


                          Montreal, September 20, 2001


                          ------------------------------------------------
                          STIKEMAN ELLIOTT
                          Attorneys for PCI Chemicals Canada Inc.